UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Applied Industrial Technologies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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APPLIED INDUSTRIAL TECHNOLOGIES, INC.
ONE APPLIED PLAZA
CLEVELAND, OHIO 44115
(216) 426-4000
www.applied.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

We are pleased to invite you to the 2007 annual meeting of the shareholders of Applied Industrial Technologies, Inc. The meeting will be at our headquarters, One Applied Plaza, East 36th Street and Euclid Avenue, Cleveland, Ohio, 44115 on Tuesday, October 23, 2007, at 10:00 a.m., Eastern Time, for the purposes of:

1.	Electing three directors for a term of three years;

2.	Voting on a proposal to ratify the appointment of independent auditors for the fiscal year ending June 30, 2008; and

3.	Voting on a proposal to approve the 2007 Long-Term Performance Plan.

If you were a shareholder of record at the close of business on August 27, 2007, you are entitled to vote at the meeting. The transfer books will not be closed. A list of the shareholders as of the record date will be available for examination at the meeting.

The business of the meeting and other information are described in the attached proxy statement. After the meeting, we will report on our operations and other matters of interest.

By order of the Board of Directors.

Fred D. Bauer
Vice President-General Counsel
& Secretary

September 7, 2007

Your vote is important! Whether or not you expect to attend the meeting, please promptly vote by telephone, via the Internet, or by executing and returning the enclosed proxy card in the postage-paid envelope provided. Voting early will help avoid additional solicitation costs.

PROXY STATEMENT

INTRODUCTION

In this statement, “we,” “our,” “us,” and “Applied” all refer to Applied Industrial Technologies, Inc., an Ohio corporation. Our common stock, without par value, is listed on the New York Stock Exchange with the ticker symbol “AIT.”

What is the proxy statement’s purpose?

The proxy statement is for our 2007 annual meeting of shareholders to be held on Tuesday, October 23, 2007, at 10:00 a.m., Eastern Time, at our headquarters, and any adjournment of that meeting. The proxy statement summarizes information you need to know to vote at the meeting. We are sending the proxy statement to you because Applied’s Board of Directors is soliciting your proxy to vote your shares at the meeting. The proxy statement and the accompanying proxy card were mailed to shareholders on or about September 7, 2007.

On what matters are shareholders voting?

1.	The election of three directors.

2.	A proposal to ratify the Audit Committee’s appointment of Deloitte & Touche LLP as Applied’s independent auditors for the fiscal year ending June 30, 2008.

3.	A proposal to approve the 2007 Long-Term Performance Plan.

Who may vote and what constitutes a quorum at the meeting?

Only shareholders of record at the close of business on August 27, 2007, may vote at the meeting. As of that date, there were 43,240,863 outstanding shares of Applied common stock, without par value. The holders of a majority of those shares will constitute a quorum to hold the meeting. A quorum is necessary for valid action to be taken at the meeting.

How many votes do I have?

Each share is entitled to one vote.

How do I vote?

Whether or not you expect to attend the meeting, we urge you to vote. You may vote in person at the meeting or by telephone, via the Internet, or by mailing your signed proxy card in the postage-paid envelope provided. The card indicates the number of shares that you own. Instructions for each voting method are also indicated on the card. Your Internet or telephone vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you signed and returned your proxy card by mail.

Votes submitted by telephone or via the Internet for shares held in Applied’s Retirement Savings Plan or Supplemental Defined Contribution Plan must be received by Thursday, October 18, 2007; votes by telephone or via the Internet for other shares must be received by Monday, October 22, 2007.

If you plan to attend the meeting and vote in person, a ballot will be available when you arrive. If, however, your shares are held in the name of your broker, bank, or other nominee, you must bring a valid proxy from that party giving you the right to vote the shares at the meeting.

Votes are tabulated by our inspector of election, Computershare Investor Services LLC.

What if I don’t indicate my voting choices?

If Applied receives your proxy in time to permit its use at the meeting, your shares will be voted according to your instructions. If you have not indicated otherwise, your shares will be voted as Applied’s Board of Directors recommends on the three matters mentioned above. In addition, the proxies will vote your shares according to their judgment on other matters brought before the meeting.

What effect do abstentions and broker non-votes have?

Brokers holding shares for beneficial owners must vote the shares according to the instructions they receive from the owners. If instructions are not received, then brokers may vote the shares at their discretion, except if New York Stock Exchange (“NYSE”) rules preclude brokers from exercising voting discretion relative to a specific type of proposal — this is called a “broker non-vote.”

Brokers will have discretionary authority to vote on Items 1 and 2, but NYSE rules preclude broker voting discretion on Item 3.

The affirmative vote of a majority of the votes cast at the meeting is required to approve Items 2 and 3. In determining the number of votes cast on those items, abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not affect the outcome of the vote on those proposals.

What does it mean if I receive multiple sets of proxy materials?

Receiving multiple sets generally means that your Applied shares are held in different names or in different accounts. Please respond to all of the proxy solicitation requests to ensure that all of your shares are voted.

May I revoke my proxy?

You may revoke your proxy before it is voted at the meeting by notifying Applied’s Secretary in writing, voting a second time by telephone or via the Internet, returning a later-dated proxy card, or voting in person at the meeting. Your presence at the meeting will not by itself revoke the proxy.

Who pays the costs of soliciting proxies?

Applied pays the cost of soliciting proxies. We will also pay the standard charges and expenses of brokers, or other nominees and fiduciaries, for forwarding these materials to and obtaining proxies from registered shareholders and beneficial owners for whose accounts they hold shares. Directors, officers, and other Applied employees, acting on our behalf, may also solicit proxies, and Morrow & Co. has been retained, at an estimated fee of $7,500 plus expenses, to aid in soliciting proxies from brokers and institutional holders. In addition to using the mail, proxies may be solicited personally, and by telephone, facsimile, or other electronic means.

ITEM 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. At the annual meeting, directors of Class II are to be elected for a term of three years expiring in 2010 or until their successors have been elected and qualified. Pursuant to Ohio law, the properly nominated candidates receiving the greatest number of votes will be elected. The persons serving as directors of Class III for a term expiring in 2008, and as directors of Class I for a term expiring in 2009, will continue in office.

The Board’s Corporate Governance Committee has recommended, and the Board has approved, the nomination of three persons for election as directors at the annual meeting. The nominees are William G. Bares, Edith Kelly-Green, and Stephen E. Yates. All are incumbents who were most recently elected at the 2004 annual meeting. They were renominated following a review and evaluation of their performance by the Corporate Governance Committee.

The proxies named in the accompanying proxy card intend to vote for the three nominees unless authority is withheld. If a nominee becomes unavailable to serve as a director, the proxies reserve discretion to vote for any other person or persons that may be nominated at the meeting and/or to vote to reduce the number of directors. We are not aware of any existing circumstance that would cause a nominee to be unavailable to serve.

The Board of Directors recommends that the shareholders vote FOR the nominees.

Information concerning the nominees and the directors continuing in office is shown below. Unless otherwise stated, the individuals have held the positions indicated for the last five years.

Nominees for Election as Directors for a Term Expiring in 2010

William G. Bares

Director since 1986, member of Executive and Executive Organization & Compensation Committees

Business Experience. Mr. Bares, age 66, was Chairman of The Lubrizol Corporation until his retirement from that post in December 2004. He was also Lubrizol’s Chief Executive Officer until April 2004 and President until January 2003. Lubrizol is a premier specialty chemical company focused on providing innovative technology to global transportation, industrial, and consumer markets.

Other Directorship. KeyCorp

Edith Kelly-Green

Director since 2002, member of Audit Committee

Business Experience. Until her retirement in October 2003, Ms. Kelly-Green, age 54, was Vice President and Chief Sourcing Officer of FedEx Express, the world’s largest express transportation company and a subsidiary of FedEx Corporation.

Stephen E. Yates

Director since 2001, member of Executive Organization & Compensation Committee

Business Experience. Mr. Yates, age 59, joined KeyCorp, one of the nation’s largest bank-based financial services companies, as Executive Vice President and Chief Information Officer in September 2004. He had been President of USAA Information Technology Company until May 2004.

Persons Serving as Directors for a Term Expiring in 2008

L. Thomas Hiltz

Director since 1981, member of Corporate Governance Committee

Business Experience. Mr. Hiltz, age 61, is an attorney in Covington, Kentucky and is one of five trustees of the H.C.S. Foundation, a charitable trust which has sole voting and dispositive power with respect to 600,000 shares (as of June 30, 2007) of Applied common stock.

Other Directorship. Great American Financial Resources, Inc.

John F. Meier

Director since 2005, member of Executive Organization & Compensation Committee

Business Experience. Mr. Meier, age 59, is Chairman and Chief Executive Officer of Libbey Inc., a leading supplier of tableware products in the U.S. and Canada, in addition to supplying to other key international markets.

Other Directorships. Cooper Tire & Rubber Company, Libbey Inc.

David L. Pugh

Director since 2000, member of Executive Committee

Business Experience. Mr. Pugh, age 58, is Applied’s Chairman & Chief Executive Officer.

Other Directorships. Hexcel Corporation, OM Group, Inc.

Peter C. Wallace

Director since 2005, member of Corporate Governance Committee

Business Experience. Mr. Wallace, age 53, has been President and Chief Executive Officer, and a director, of Robbins & Myers, Inc. since July 2004. Robbins & Myers is a leading designer, manufacturer, and marketer of highly engineered, application-critical equipment and systems for the pharmaceutical, energy, and industrial markets worldwide. Prior to July 2004, Mr. Wallace was President and Chief Executive Officer of IMI Norgren Group, a manufacturer of sophisticated motion and fluid control systems for original equipment manufacturers.

Other Directorship. Robbins & Myers, Inc.

Persons Serving as Directors for a Term Expiring in 2009

Thomas A. Commes

Director since 1999, member of Audit and Executive Committees

Business Experience. Until his retirement in 1999, Mr. Commes, age 65, was President and Chief Operating Officer, and a director, of The Sherwin-Williams Company, a manufacturer, distributor, and retailer of paints and painting supplies. His career included service as that company’s Chief Financial Officer.

Other Directorships. Agilysys, Inc., U-Store-It Trust

Peter A. Dorsman

Director since 2002, member of Corporate Governance Committee

Business Experience. Mr. Dorsman, age 52, joined NCR Corporation in April 2006 as Vice President and General Manager of its Systemedia business, which provides business products and services, such as receipt paper and printer supplies, for the retail, financial, and manufacturing industries. He had been Executive Vice President & Chief Operating Officer (from 2000 to June 2004) of The Standard Register Company, a leading provider of information solutions for financial services, healthcare, manufacturing, and other markets worldwide.

J. Michael Moore

Director since 1997, member of Audit Committee

Business Experience. Mr. Moore, age 64, is President of Oak Grove Consulting Group, Inc. He was Chairman and Chief Executive Officer of Invetech Company, a distributor of bearings, mechanical and electrical drive system products, industrial rubber products, and specialty maintenance and repair products, prior to its acquisition by Applied in 1997.

Dr. Jerry Sue Thornton

Director since 1994, member of Corporate Governance Committee

Business Experience. Dr. Thornton, age 60, is President of Cuyahoga Community College, the largest multi-campus community college in Ohio.

Other Directorships. American Greetings Corporation, National City Corporation, RPM, Inc.

ITEM 2 — RATIFICATION OF AUDITORS

The Audit Committee, subject to shareholder ratification, has appointed Deloitte & Touche LLP to serve as independent auditors in fiscal 2008. The committee made the appointment following a review and evaluation of the firm and its performance. Deloitte & Touche has also confirmed that it is not aware of any relationship between the firm (and its affiliates) and Applied that may reasonably be thought to bear on its independence.

Aggregate fees billed to Applied for fiscal 2007 and 2006 by Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were as follow:

	Fiscal 2007	Fiscal 2006

Audit Fees	$915,300	$901,800
Audit-Related Fees	15,100	26,000
Tax Fees	147,400	135,100
All Other Fees	0	0

Audit-Related Fees in 2007 were for acquisition due diligence ($5,100), and miscellaneous accounting research projects and reports ($10,000), and in 2006 were for benefit plan audits ($18,000) and miscellaneous accounting research projects and reports ($8,000).

Tax Fees in 2007 were for tax compliance and return preparation ($65,000) and consulting ($82,400) and in 2006 were for tax compliance and return preparation ($63,000) and consulting ($72,100).

The Audit Committee pre-approves the audit and non-audit services performed by the independent auditors to assure that the provision of the services does not impair the auditors’ independence. If a service to be provided has not received general pre-approval, it requires specific pre-approval by the committee. In addition, any proposed services exceeding pre-approved cost levels require additional committee pre-approval. The committee has delegated pre-approval authority to its chairman, provided that the pre-approval is to be reviewed with the committee at its next regular meeting. The committee also reviews, generally on a quarterly basis, reports summarizing the services provided by the independent auditors.

Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the appointment of Deloitte & Touche. The affirmative vote of a majority of the shares cast at the annual meeting is sufficient to constitute ratification. If Deloitte & Touche withdraws or otherwise becomes unavailable for reasons not currently known, the persons named as proxies will vote for other independent auditors, as they deem appropriate.

One or more representatives of Deloitte & Touche are expected to be present at the meeting. They will have the opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends that the shareholders vote FOR ratifying the appointment of the independent auditors.

ITEM 3 — APPROVAL OF 2007 LONG-TERM PERFORMANCE PLAN

On July 16, 2007, our Board of Directors adopted, subject to shareholder approval, the Applied Industrial Technologies, Inc. 2007 Long-Term Performance Plan (the “Plan”). The Board of Directors also directed that this proposal to approve the Plan be submitted to shareholders at the annual meeting. If approved by the shareholders, the Plan will replace our 1997 Long-Term Performance Plan (“1997 Plan”). The Plan is substantially similar to the 1997 Plan, which was approved by shareholders in 1997 and 2002, except that we have eliminated the 2% of the shares outstanding annual grant limit, commonly known as the “evergreen” provision, of the 1997 Plan and have substituted a 2,000,000 share aggregate limit for the number of shares of Applied common stock available for awards under the Plan. We have also increased the maximum amount of any cash award that may be granted to an individual in any calendar year from the amount available under the 1997 Plan and have made various other non-material changes.

We are seeking shareholder approval of the Plan so that (i) compensation attributable to Plan grants may qualify for the “performance-based compensation” exemption from the $1 million deduction limit under section 162(m) of the Internal Revenue Code (the “Code”), (ii) incentive stock options granted under the Plan meet the requirements of the Code, and (iii) we satisfy NYSE corporate governance listing standards.

The Board of Directors believes that the Plan will further our compensation philosophy and programs. Our ability to attract, retain, and motivate top quality, key management employees and outside directors is material to our success, and the Board of Directors has concluded that our ability to achieve these objectives would be enhanced by the ability to make grants under the Plan. In addition, the Board of Directors believes that the interests of Applied and our shareholders will be advanced if we can offer our key management employees and outside directors the opportunity to acquire equity interests in Applied.

Summary of Material Terms of the Plan

The following summary is a brief description of the Plan. This summary is qualified in its entirety by reference to the Plan and is to be interpreted solely in accordance with the Plan, a copy of which is attached as an Appendix to this proxy statement.

General

The Plan is designed to foster and promote Applied’s long-term growth and performance by (i) strengthening Applied’s ability to develop and retain an outstanding management team, (ii) motivating superior performance by means of long-term performance-related incentives, and (iii) enabling key management employees and outside directors to participate in Applied’s long-term growth and financial success.

Administration

The Plan is administered by the Board’s Executive Organization & Compensation Committee (the “Committee”) with respect to all Plan awards to employee participants. The Committee has full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions, and to adopt rules, regulations, and guidelines for carrying out the Plan. In particular, the Committee has authority to (i) select eligible participants for awards under the Plan; (ii) determine the number and type of awards to be granted; (iii) determine the terms and conditions, consistent with the terms of the Plan, of any awards granted; (iv) adopt, alter, and repeal administrative rules, guidelines, and practices governing the Plan; (v) interpret the terms and provisions of the Plan and any awards granted; (vi) prescribe the form of any agreement or instrument executed in connection with any award; and (vii) otherwise supervise the Plan’s administration. All decisions made by the Committee are final and binding on all persons. The Committee may delegate any of its authority under the Plan to those persons it deems appropriate, provided that its delegation will not prevent the Plan from complying with Securities and Exchange Commission (“SEC”) Rule 16b-3.

The Corporate Governance Committee exercises all authority with respect to Plan awards to outside directors.

Benefits Payable to Executive Officers and Directors

Awards granted under the Plan in any fiscal year are subject to the absolute discretion of the Committee, subject to the terms of the Plan. The Plan does not provide for automatic award grants and the amount and nature of awards granted can vary from year to year. The benefits payable under the 1997 Plan in the most recently completed fiscal year to certain executive officers are set forth in the Summary Compensation Table on page 22. The benefits that will be received under the Plan by the executive officers named in the Summary Compensation Table or by all executive officers as a group, non-executive officer employees as a group, and the outside directors, are not currently determinable.

Participants

All employees of Applied, or of any subsidiary or affiliate of Applied, who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to Applied’s continued growth and success are eligible to participate in the Plan. The selection of participants is within the Committee’s sole discretion. As of June 30, 2007, approximately 1,000 persons were eligible to receive awards under the Plan.

Awards

Under the Plan, the Committee is authorized to grant awards in the form of stock, any form of stock option, stock appreciation rights, performance shares, restricted stock, other stock-based awards, or cash. Awards may be granted singly, in combination, or in tandem under the Plan.

Performance Award Criteria

The business criteria upon which performance goals may be established by the Committee at the time an award is granted may include one or more of the following: sales, costs and expenses, cash flow, pre-tax income, net income, operating profit and margin, earnings per share, retained earnings, return on equity, return on assets, return on investment, asset turnover, liquidity, capitalization, value created, stock price, total shareholder return, price measures, market share, sales to targeted customers, customer satisfaction, employee satisfaction, safety measures, quality measures, productivity, process improvement, educational and technical skills of employees, changes in one or more of the preceding, development of criteria for and programs related to hiring and promotion, creation and acquisition of new business units, development and implementation of business plans and programs relating to product lines or business units, integration of acquired businesses, development and implementation of employee training and development programs, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs. All performance goals must be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code. Performance goals may be based on the attainment of levels of performance of Applied and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.

Limitations on Awards

The maximum number of shares of Applied common stock with respect to which options, stock appreciation rights, or stock awards may be granted to an individual in any calendar year is 675,000 shares. The maximum amount of any cash award that may be granted to any individual in any calendar year is $3 million. Subject to these limitations and to the terms and conditions of the Plan, the aggregate number of shares of Applied common stock that may be awarded under the Plan may not exceed 2,000,000. Shares issued by Applied through the assumption or substitution of outstanding grants from an acquired corporation or entity do not reduce the number of shares available for grants under the Plan. Shares subject to an option that is canceled (other than upon the exercise of a related stock appreciation right) or terminated without having been exercised, or any shares of restricted stock or performance shares that are forfeited, are also available for awards.

Cancellation and Rescission of Awards

Unless an award otherwise provides, the Committee may cancel any unexpired, unpaid, or deferred award at any time prior to any exercise, payment, or delivery of the award (except in the event of an intervening change in control) or may rescind an award during the six months after exercise, payment or delivery of the award if (i) a participant renders services for any organization or engages directly or indirectly in any business which, in the judgment of Applied’s Chief Executive Officer or other senior officer designated by the Committee, is or becomes competitive with Applied, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with Applied’s interests, or if the participant is not in compliance with all applicable provisions of the award and the Plan; (ii) a participant discloses to anyone outside of Applied, or uses in other than Applied’s business, any confidential information or material relating to the business, acquired by the participant either during or after employment with Applied; or (iii) if, upon exercise, payment, or delivery pursuant to an award, the participant fails to certify on a form acceptable to the Committee that he or she is in compliance with the Plan’s terms and conditions.

Stock Options

Under the Plan, options to purchase shares of Applied common stock may be granted at an exercise price that is not less than the fair market value on the date of grant based upon the closing price of shares on the NYSE, as determined by the Committee. A stock option may be in the form of an incentive stock option that, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, complies with section 422 of the Code. Section 422 provides that the aggregate fair market value (determined at the time the option is granted) of Applied common stock exercisable for the first time by a participant during any calendar year shall not exceed $100,000; that the exercise price shall be not less than 100% of fair market value on the date of the grant; and that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the Plan’s effective date. Applied did not award incentive stock options under the 1997 Plan and does not currently anticipate granting them under the Plan.

Federal Income Tax Consequences

The following summary discusses certain U.S. federal income tax consequences associated with stock options or awards granted under the Plan. This description of tax consequences is based on current federal tax laws and regulations and does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Plan. Accordingly, each participant should consult with his or her own tax advisor regarding the federal, state, and local tax consequences of the grant of a stock option or award and any subsequent exercise.

There are no federal income tax consequences associated with the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the optionee generally must recognize ordinary compensation income (taxable at ordinary income rates) equal to the spread between the exercise price and the fair market value of the shares on the date of exercise. At the time of the sale of the shares acquired pursuant to the exercise of a nonqualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss), depending on how long the shares have been held.

There will be no regular federal income tax liability upon the grant or exercise of an incentive stock option. However, the spread between the exercise price and the fair market value of the shares on the date of exercise will be treated as an adjustment to income for federal alternative minimum tax purposes and may subject the optionee to the alternative minimum tax in the year of exercise. Any gain realized on disposition of shares purchased upon exercise of an incentive stock option will be treated as long-term capital gain if the shares are held for at least twelve months after the date of the issuance of the shares pursuant to the exercise of the incentive stock option and at least two years after the date of grant of the incentive stock option. If the shares are disposed of within 12 months after the date of issuance of the shares or within two years after the date of grant of the incentive stock option, the optionee will recognize ordinary compensation income (taxable at ordinary income rates) in the amount of the lesser of (i) the disposition price of the stock over the exercise price of the incentive stock option, or (ii) fair market value of such shares on the date of exercise over the exercise price of the option, plus capital gain to the extent, if any, that the disposition price exceeds the fair market value of such shares on the date of exercise.

Generally, a recipient of a cash award or a stock award consisting of a stock bonus will recognize ordinary income at grant; in the case of a stock award, the income will be in an amount equal to the fair market value of the shares at the time of grant. If, however, the shares are subject to a substantial risk of forfeiture, the fair market value of the shares will be subject to income tax upon the termination of such risk in the same manner as other compensation. Gains or losses from subsequent sales of shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. A stock award consisting of a right to purchase restricted stock will not be subject to federal income taxation at grant. Instead, the recipient generally must recognize ordinary compensation income equal to the spread between the purchase price and the fair market value of the restricted stock on the date the stock is purchased. If, however, the shares are subject to a substantial risk of forfeiture, the recipient will recognize ordinary compensation on the date of termination of such risk equal to the difference between the purchase price and the fair market value of the stock on the date such risk terminates. Gains or losses from subsequent sales of such shares will be treated as short-term or long-term capital gains or losses depending on the holding period for such shares, and taxed accordingly. The exercise of any stock award under the Plan is conditioned on the optionee’s paying or making adequate provision for any tax required by any governmental authority to be withheld and paid by Applied to such governmental authority for the person’s account with respect to the options and their exercise. To the extent compensation income is recognized by an optionee in connection with the exercise of a nonqualified stock option or a “disqualifying disposition” of stock obtained upon exercise of an incentive stock option, Applied generally would be entitled to a matching compensation deduction (assuming the requisite withholding requirements are satisfied).

Section 162(m) of the Code generally disallows a publicly-held corporation’s tax deduction for compensation paid to its chief executive officer or any of its three other most highly compensated officers in excess of $1 million in any year. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the corporation that pays it. Stock awards, options, stock appreciation rights, performance shares and other stock-based awards and dollar-denominated awards granted under the Plan will only qualify as performance-based compensation when the Committee conditions the grants on the achievement of specific performance goals in accordance with the requirements of section 162(m).

We may not be entitled to a tax deduction for compensation attributable to awards granted to one of the executive officers named in the Summary Compensation Table if, and to the extent, such compensation does not qualify as performance-based compensation under section 162(m), and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million. Also, an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares in settlement of the award, if the award constitutes “deferred compensation” under Code section 409A and that section’s requirements are not satisfied.

Change in Control

In the event of a Change in Control (as defined in the Plan) of Applied, and except as the Board may expressly provide otherwise, (i) all stock options or stock appreciation rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all stock awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all cash awards shall be deemed to have been fully earned as of the date of the Change in Control.

A complete copy of the Plan appears as an Appendix to this proxy statement.

Required Vote and Recommendation

The affirmative vote of a majority of the votes cast at the meeting is required to approve the Plan. The Board of Directors recommends that the shareholders vote FOR the Plan.

CORPORATE GOVERNANCE

Corporate Governance Documents

Applied’s Internet address is www.applied.com. The following corporate governance documents are available free of charge at the investor relations area of the website:

•	Code of Business Ethics;

•	Board of Directors Governance Principles and Practices;

•	Director Independence Standards; and

•	Charters for the Audit, Corporate Governance, and Executive Organization & Compensation Committees of our Board of Directors

These documents are also available in print to any shareholder who sends a written request to our Vice President-Chief Financial Officer & Treasurer at One Applied Plaza, Cleveland, Ohio 44115.

Director Independence

Under the NYSE corporate governance listing standards, a majority of the members of Applied’s Board of Directors must satisfy the NYSE criteria for “independence.” In addition to having to satisfy stated minimum requirements, no director qualifies under the standards unless the Board affirmatively determines that the director has no material relationship with Applied. In assessing the materiality of a relationship, the Board has adopted categorical standards, which may be found in the investor relations area of our website.

The Board has determined that all of the directors, other than Mr. Pugh, meet these standards of independence.

Director Attendance at Meetings

During fiscal 2007, the Board of Directors had four meetings. Each director attended at least 75% of the total number of meetings of the Board and all committees on which he or she served.

Applied expects its directors to attend the annual meeting of shareholders, just as they are expected to attend Board meetings. All of the directors attended last year’s annual meeting.

Meetings of Non-Management Directors

Applied’s non-management directors regularly meet in executive sessions without management. Dr. Jerry Sue Thornton, the Corporate Governance Committee chair, serves as presiding director of the sessions.

Committees

Among the Board’s committees are the Audit, Corporate Governance, and Executive Organization & Compensation Committees. Each is composed solely of directors who are independent, as defined in the NYSE listing standards and Applied’s categorical standards. The following is a brief description of each committee. More complete descriptions of the committees’ functions are contained in their charters, which are posted at the investor relations area of Applied’s website. The Board also has a standing Executive Committee.

Audit Committee. The Audit Committee assists the Board in fulfilling its oversight responsibility with respect to the integrity of Applied’s accounting, auditing, and reporting processes. The committee appoints, determines the compensation of, and oversees the work of the independent auditor, reviews the auditor’s independence, and approves permissible non-audit engagements to be undertaken by the auditor. The committee also reviews, with Applied’s management and the auditor, annual and quarterly financial statements, the scope of the independent and internal audit programs, the results of the audits, and the adequacy of Applied’s internal accounting and financial controls. Ms. Kelly-Green and Messrs. Commes (chair) and Moore serve on the committee. The Board has determined that each of the members is “independent” for purposes of section 10A of the Securities Exchange Act of 1934 and that at least one of the members, Mr. Commes, is an “audit committee financial expert,” as defined in Item 407(d)(5) of SEC Regulation S-K. The committee met four times in fiscal 2007. The committee’s report can be found under “Audit Committee Report” at page 37 of this proxy statement.

Corporate Governance Committee. The Corporate Governance Committee assists the Board in Applied’s governance by reviewing and evaluating potential director nominees, Board and Chief Executive Officer performance, Board governance matters, director compensation, compliance with laws, public policy matters, and other issues. Dr. Thornton (chair) and Messrs. Dorsman, Hiltz, and Wallace serve on the committee. The committee met three times in fiscal 2007.

Executive Organization & Compensation Committee. The Executive Organization & Compensation Committee monitors and oversees Applied’s management succession planning and leadership development processes, nominates candidates for the slate of officers to be elected by the Board, and reviews, evaluates, and approves the executive officers’ compensation and benefits. The committee also administers executive incentive awards under the 1997 Long-Term Performance Plan, including the annual Management Incentive Plan. In approving the officers’ compensation and benefits packages, the committee bases its decisions on a number of factors and considerations, including the following: the committee’s own reasoned judgments; peer group and market survey information and recommendations provided by the committee’s compensation consultant, Hewitt Associates LLC; and recommendations from Mr. Pugh, Applied’s Chief Executive Officer, as to the other officers’ compensation and benefits.

Messrs. Bares (chair), Meier, and Yates serve on the Executive Organization & Compensation Committee. The committee met eight times in fiscal 2007. The committee’s report regarding the “Compensation

Discussion and Analysis” portion of this proxy statement can be found at page 36 in this proxy statement.

Communications with the Board of Directors

Shareholders and other interested parties may communicate with any Board member by writing to that individual c/o Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. In addition, they may contact the non-management directors or key Board committees by e-mail, anonymously if so desired, through a form established in the investor relations area of Applied’s website at www.applied.com. The Board has instructed Applied’s Secretary to review these communications and to exercise his judgment not to forward correspondence such as routine business inquiries and complaints, business solicitations, and frivolous communications.

Director Nominations

In identifying and evaluating director candidates, the Corporate Governance Committee first considers Applied’s developing needs and the desired characteristics of a new director, as determined from time to time by the committee. The committee then considers a candidate’s business, strategic, and financial skills, independence, integrity, and time availability, as well as overall experience in the context of the Board’s needs. The committee has in the past engaged a professional search firm (to which it paid a fee) to assist in identifying and evaluating potential nominees, and may do so again in the future.

The committee will also consider qualified director candidates recommended by our shareholders. Shareholders can submit candidate recommendations by writing to Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115. The letter must be submitted in a timely manner and include appropriate detail regarding the identity of the shareholder and the business, professional, and educational background and independence of the candidate. The committee does not intend to evaluate candidates proposed by shareholders differently than it evaluates other candidates.

Transactions with Related Persons

Applied’s Code of Business Ethics expresses the principle that situations presenting a conflict of interest must be avoided. In furtherance of this principle, the Board has adopted a written policy, administered by the Corporate Governance Committee, for the review, approval, or ratification of transactions with related persons.

The related party transaction policy applies to any proposed transaction in which Applied is a participant, the amount involved exceeds $50,000, and any director, executive officer or significant shareholder, or any immediate family member of such a person, has a direct or indirect material interest. The policy provides that the Corporate Governance Committee will consider, among other things, whether the transaction is on terms no less favorable than those provided to unaffiliated third parties under similar circumstances, and the extent of the related person’s interest. No director may participate in any discussion or approval of a transaction for which he or she is a related person.

BENEFICIAL OWNERSHIP OF CERTAIN APPLIED SHAREHOLDERS AND MANAGEMENT

The following table shows the beneficial ownership of Applied common stock, as of June 30, 2007, by: (a) each person known by us to own beneficially more than 5% of Applied’s outstanding shares; (b) all directors and nominees; (c) each executive officer named in the Summary Compensation Table on page 22; and (d) all directors, nominees, and executive officers as a group.

	Common Shares
	Beneficially Owned		Percent of
Name of Beneficial Owner	on June 30, 2007(1)		Class(2)

Applied Industrial Technologies, Inc. Retirement Savings Plan c/o Wachovia Retirement Services 1525 West W. T. Harris Boulevard Charlotte, North Carolina 28262	3,912,114	(3)	9.1%
Dimensional Fund Advisors Inc. 1299 Ocean Avenue Santa Monica, California 90401	3,735,313	(4)	8.7
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	3,477,262	(5)	8.1
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, Maryland 21202	2,671,437	(6)	6.2
Royce & Associates, LLC 1414 Avenue of the Americas New York, New York 10019	2,207,950	(7)	5.1
William G. Bares	161,469	(8)
Fred D. Bauer	119,927
Thomas A. Commes	108,059
Peter A. Dorsman	47,495
Mark O. Eisele	138,174
L. Thomas Hiltz	672,019	(9)	1.6
Edith Kelly-Green	47,807
John F. Meier	13,486
J. Michael Moore	70,425	(10)
David L. Pugh	1,282,703		2.9
Bill L. Purser	324,045
Jeffrey A. Ramras	116,160
Dr. Jerry Sue Thornton	90,953
Peter C. Wallace	13,287
Stephen E. Yates	61,212
All directors, nominees, and executive officers as a group (20 individuals)	3,602,259	(11)	8.1

(1)	Beneficial ownership is determined in accordance with SEC rules. Beneficial ownership may be disclaimed by the holders. Except as otherwise indicated, the beneficial owner has sole voting and dispositive power over the shares. The directors’ and named executive officers’ totals include shares that could be acquired within 60 days after June 30, 2007, by exercising vested stock options and stock appreciation rights as follows: Mr. Bares — 45,385; Mr. Bauer — 75,556; Mr. Commes — 45,385; Mr. Dorsman — 31,885; Mr. Eisele — 49,251; Mr. Hiltz — 45,385; Ms. Kelly-Green — 31,885; Mr. Meier — 7,885; Mr. Moore — 13,885; Mr. Pugh — 538,455; Mr. Purser — 242,458; Mr. Ramras — 80,703; Dr. Thornton — 45,385; Mr. Wallace — 7,885; and Mr. Yates — 36,385.

(2)	Percent of class is not indicated if less than 1%.

(3)	The trustee of the Applied Industrial Technologies, Inc. Retirement Savings Plan, which is a tax-qualified defined contribution plan with a section 401(k) feature, holds shares for the benefit of plan participants. Participants may vote all shares allocated to their accounts and vote on a pro rata basis, as named fiduciaries, shares for which no voting instructions are received.

(4)	Dimensional Fund Advisors Inc. reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on July 26, 2007, indicating it had sole voting power for 3,669,211 shares and no voting power for 66,102 shares.

(5)	Barclays Global Investors, NA, reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 9, 2007, indicating it had sole voting power for 3,180,911 shares, no voting power for 296,051 shares, and sole dispositive power for 0 shares.

(6)	T. Rowe Price Associates, Inc., reported its share ownership in a Form 13F filed with the SEC on August 14, 2007, indicating it had sole voting power for 349,700 shares and no voting power for 2,321,737 shares.

(7)	Royce & Associates, LLC, reported its share ownership, including shares beneficially owned by affiliated entities, in a Form 13F filed with the SEC on August 1, 2007.

(8)	Includes 5,062 shares owned by Mr. Bares’ wife, who has sole voting and dispositive power.

(9)	Includes 600,000 shares held by the H.C.S. Foundation, a charitable trust of which Mr. Hiltz is one of five trustees, with sole voting and dispositive power. Pursuant to a Schedule 13D filed by the H.C.S. Foundation in 1989, the trustees, including Mr. Hiltz, disclaimed beneficial ownership of those shares.

(10)	Includes 32,494 shares held by an irrevocable family trust of which Mr. Moore disclaims beneficial ownership.

(11)	Includes 1,474,536 shares that could be acquired by the individuals within 60 days after June 30, 2007, by exercising vested stock options and stock appreciation rights (“SARs”). In determining the percentage of share ownership, these stock option and SAR shares are added to both the denominator and the numerator. Also includes 57,422 shares held by Applied’s Retirement Savings Plan for the benefit of executive officers; these shares are included as well in the figure shown for the plan’s holdings.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy, Objectives, and Administration

As with our overall business, Applied has one primary goal in mind in compensating our executive officers, including those named in the Summary Compensation Table on page 22 (the “named executive officers”): maximizing long-term shareholder return. In pursuit of this goal, we seek to design and execute a compensation program that will:

•	Attract and retain qualified and motivated executives by providing compensation that is competitive with our industry peers and in the broader marketplace for executive talent; and

•	Motivate executives to achieve goals consistent with Applied’s business strategies.

Applied is an industrial distributor in a mature market. The business is highly competitive, with many other companies offering the same or substantially similar products and services. In this environment, attracting and retaining talented executives is critical to our success. We compete for talent with our business competitors as well as similarly sized companies outside our industry. For these reasons, Applied’s executive compensation program is designed to be competitive both within our industry and in the broader marketplace.

Consistent with maximizing shareholder return, Applied believes it is important for executive compensation to focus on both short-term and long-term performance. Accordingly, through our annual and long-term incentive programs, we seek to align the executive officers’ interests with those of Applied’s shareholders and to provide incentives to the executive officers to act as equity owners.

The Executive Organization & Compensation Committee (the “Committee”) of our Board of Directors is responsible for the design and implementation of the executive compensation program. The Committee is composed entirely of independent, non-management directors. The Committee sets the components and levels of compensation for the Chief Executive Officer and the other executive officers. The Committee also oversees Applied’s executive compensation and benefit plans, including approving annual and long-term incentive awards, and setting performance targets for each type of incentive compensation. The Committee approves the performance goals for all programs that utilize performance metrics and evaluates performance at the end of each performance period (i.e., annually and on a three-year basis) to determine whether performance targets have been satisfied.

At every meeting where compensation items are to be discussed, the Committee is provided a tally sheet displaying all material components of each executive’s compensation and benefits. This enables the Committee to view its decisions with respect to each element of compensation in the context of the executive’s total compensation.

While the Committee is responsible for the design and implementation of the executive compensation program, members of management (including Mr. Pugh) assist the Committee by providing alternatives and recommendations for the Committee’s consideration with respect to the various program components.

Management does not have its own executive compensation consultant separate from the Committee’s independent consultant.

Mr. Pugh attends portions of Committee meetings at its invitation. He makes recommendations to the Committee regarding the other officers’ base salaries and incentive award levels and with respect to incentive plan goals. The Committee sets Mr. Pugh’s pay in executive session without members of management present.

Overview of Executive Compensation Program

Structure. The compensation program for executive officers is comprised of the following components:

•	Base salaries;
•	Annual incentives;
•	Long-term incentives;
•	Qualified and nonqualified plan benefits; and
•	Perquisites and other personal benefits.

Base salaries are set to be competitive with similar positions in companies in the Comparison Peer Group described below under “Competitive Benchmarking.” Achievement of short-term objectives is rewarded through annual cash incentive pay, and long-term objectives are promoted through performance-based incentive awards and stock-settled stock appreciation rights. The incentive plans target key company-wide performance measures including total shareholder return, earnings growth, sales growth, and return on sales.

Applied’s compensation practices reflect our pay-for-performance philosophy. The majority of each named executive officer’s annual compensation, including targeted incentive compensation, is at risk and tied to company-wide performance. Applied also believes that compensation programs that lead to equity ownership ensure that the executives’ interests are aligned with Applied’s shareholders. However, to avoid excessive dilution, the Committee manages the form of payment for earned incentive compensation awards to keep annual share utilization below 2% of the shares outstanding on the first day of the fiscal year. The Committee regularly reviews its share utilization in relation to evolving practices.

With these guideposts, the Committee establishes a mix among base salary, targeted annual incentive pay, and targeted long-term incentive pay, as well as a mix between cash incentives and equity-based incentives, that are aligned with competitive market practices.

Compensation Consultant. Hewitt Associates LLC serves as the Committee’s independent compensation consultant, assisting the Committee in analyzing the competitiveness of Applied’s executive compensation program and in establishing the different components of executive officer compensation, as well as the aggregate level of total compensation paid to each executive officer. Hewitt is engaged by and reports directly to the Committee. Hewitt performs no other work for Applied and receives no other compensation from Applied outside of this particular engagement.

Competitive Benchmarking. In setting fiscal 2007 compensation, Hewitt prepared a target compensation study for the Committee from its proprietary Total Compensation Measurement (“TCM”) database of company-specific compensation data. The first step in preparing the study was the Committee’s selection, with Hewitt’s input, from the TCM database, of appropriate general market and industry comparison groups for the purpose of evaluating executive compensation.

The general market group (the “Comparison Peer Group”) consisted of 42 companies engaged in the distribution, manufacturing, and industrial machinery and equipment industries. Management did not participate in selecting the companies. The companies in the Comparison Peer Group had annual revenues that ranged from $1 billion to $4 billion. Hewitt recommended this range because it reflects the marketplace within which Applied competes for executive talent. The members of the Comparison Peer Group were:

Airgas, Inc.	Alliant Techsystems Inc.	BorgWarner Inc.
Briggs & Stratton Corporation	Brightpoint, Inc.	Cameron International Corporation
Chemtura Corporation	Donaldson Company, Inc.	Fleetwood Enterprises, Inc.
FMC Technologies, Inc.	Gordon Food Service	Graphic Packaging Corporation
H. B. Fuller Company	Hercules Incorporated	Herman Miller, Inc.
Joy Global Inc.	Kaman Corporation	Kennametal Inc.
Lennox International Inc.	Martin Marietta Materials, Inc.	MSC Industrial Direct Co., Inc.
Nalco Company	Olin Corporation	Packaging Corporation of America
Polaris Industries Inc.	PolyOne Corporation	Potash Corp. of Saskatchewan Inc.
Rayonier Inc.	Rockwell Collins, Inc.	Ryerson Inc.
Sauer-Danfoss Inc.	Sonoco Products Company	Steelcase Inc.
Teradyne, Inc.	Thomas & Betts Corporation	The Timken Company
United Stationers Inc.	Valmont Industries, Inc.	Vulcan Materials Company
W. W. Grainger, Inc.	Waters Corporation	WESCO International, Inc.

References in this Compensation Discussion and Analysis to “market” generally refer to the Comparison Peer Group.

The Committee also identified a subset of six companies from the Comparison Peer Group with a closer relationship to Applied’s industry. This group is called the “Industry Peer Group” and consisted of Airgas, Inc., W.W. Grainger, Inc., Kaman Corporation, MSC Industrial Direct Co., Inc., The Timken Company, and WESCO International, Inc. (The Industry Peer Group companies, plus two other companies whose size fell outside the Comparison Peer Group revenue range — Genuine Parts Company and Lawson Products, Inc. — serve as the peer group in the performance graph set forth in Applied’s 2007 annual report to shareholders.)

After the Comparison Peer Group was identified, Hewitt prepared the compensation study, the goal of which was to provide benchmarking data to assist the Committee in setting base salaries and short-term and long-term incentive pay targets for the executive officers. Hewitt identified market pay for each executive officer position at the 25th, 50th, and 75th percentile levels, as well as a 50th percentile market value that was size-adjusted, using regression analysis based on company sales and market capitalization. Hewitt’s study included analyses, for each position, of base salary, target short-term incentive compensation, target total short-term compensation (i.e., base salary plus target short-term incentive compensation), target long-term incentive compensation, and target total compensation (i.e., target total short-term incentive compensation and target long-term incentive compensation). To assist the Committee in reviewing comparative company performance, Hewitt’s study also compared Applied’s total shareholder return and earnings growth over one-and three-year periods with that of the Comparison Peer Group and the Industry Peer Group medians.

Using Hewitt’s reports and guidance, the Committee benchmarks each element of executive compensation, by position, against the market with the objective of targeting total compensation at or near the position’s size-adjusted market median if Applied’s performance targets are met. By design, therefore, sustained performance that falls below targeted levels should result in actual, realized total compensation that falls below the market medians, and performance that exceeds targeted levels should result in actual, realized total compensation above the market medians.

The Committee periodically reviews how the program’s design has worked in practice. For example, looking beyond target pay, the Committee in 2006 commissioned Hewitt to prepare an additional study, derived from proxy statement data, comparing actual, realized executive pay to company performance for Applied, the Comparison Peer Group, and the Industry Peer Group over the previous one- and three-year periods. Company performance was based on three-year earnings per share growth and three-year growth in total shareholder return. This study of actual pay assists the Committee in validating that the Committee’s processes and decisions in prior years have resulted in an appropriate alignment between actual, realized pay and Applied’s actual performance.

Components of Executive Compensation

Annual Base Salary. The Committee has established a general policy that annual base salaries for executive officers who have been in their positions for at least three years and who are meeting performance expectations should be at or near (generally, within +/- 10%) the size-adjusted market median for comparable positions. The Committee may, however, set an officer’s salary higher or lower to reflect individual performance and skills, long-term potential, tenure in the position, internal equity, and the importance of the position in Applied’s organization structure.

Adjustments in annual base salary are based on prevailing changes in market rates for equivalent executive positions, as well as the Committee’s subjective evaluation of such factors as the individual’s level of responsibility, performance, and overall contribution to Applied. These practices led the Committee to approve adjustments of varying sizes for the individual officers in fiscal 2007.

Annual Incentive Awards. The annual Management Incentive Plan, adopted under the 1997 Long-Term Performance Plan (the “Long-Term Performance Plan”), is Applied’s program for rewarding executive officers for achieving fiscal year goals. Management Incentive Plan payments are made in cash. In general, the Committee seeks to provide an incentive program that pays total short-term compensation at or near the size-adjusted market median when Applied meets its annual performance goals, and that pays substantially above the market median when Applied substantially exceeds its goals. If the minimum threshold performance level is not achieved, then no incentive payments are made.

At the beginning of each fiscal year, after the Board of Directors reviews Applied’s business plan for the fiscal year, the Committee reviews and discusses proposed performance goals based on the business plan. After considering the market outlook at the beginning of fiscal 2007 and management’s business plan for the year, the Committee set goals based on Applied’s earnings per share objectives. The Committee adopted earnings per share growth as the performance measure for the Management Incentive Plan because of its value as a proxy for annual growth in shareholder value.

Each year, the Committee sets performance goals for annual incentive targets that the Committee believes are attainable, but that require executive officers to perform at a consistently high level of performance to achieve the targeted annual incentive payment. The target achievement goal for fiscal 2007 was set substantially above the earnings per share achieved in 2006, reflecting prospective increases in operating profit percentage and sales.

The Committee then assigns a target incentive percentage, a percentage of base salary, to each named executive officer, after considering the independent consultant’s most recent market analysis (showing median percentages by position). For fiscal 2007, the Committee set the annual incentive targets for Mr. Pugh at 90% of base salary, for Mr. Eisele at 60% of base salary, for Mr. Purser at 65% of base salary, and for Messrs. Ramras and Bauer at 50% of base salary.

The actual amount paid depends on the level of performance achieved relative to the goals. In fiscal 2007, annual incentive payments could have ranged, depending on Applied’s performance in relation to the earnings per share goals, from 0% to 200% (for stretch performance) of the target incentive. The range of payouts was established based on guidance from Hewitt as to market practices. Payouts at various levels were pegged to the achievement of specific earnings per share goals (subject to the Committee’s review and equitable adjustment depending on circumstances occurring during the year, including share repurchases and issuances), and payout percentages between those specified goal levels were to be prorated on a straight-line proportional basis. A threshold payment of 25% of the target incentive would be made if Applied achieved at least the same earnings per share as in 2006.

Earnings per share for the year were $1.93, which exceeded the target achievement goal set by the Committee and were 23% above the previous year, and the executive officers earned incentives at 156.25% of target levels. Accordingly, total cash compensation was above market median levels, as was overall performance. Annual incentive compensation payments earned in fiscal 2007 are reflected as a component of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table at page 22.

Long-Term Incentive Awards. The Long-Term Performance Plan is Applied’s program for rewarding executive officers for achieving long-term performance goals. The Long-Term Performance Plan authorizes equity-based and cash awards in a wide variety of forms. In fiscal 2007, the Committee granted long-term incentive awards approximately one-half in the form of non-qualified stock-settled stock appreciation rights (“SARs”) and one-half in the form of three-year performance grants. The Committee has employed this mix of long-term incentive vehicles in recent years after considering Hewitt’s input regarding competitive market practices.

In general, the Committee seeks to provide a long-term incentive program that pays total long-term compensation at or near the market median when Applied meets its performance goals and substantially above the market median when Applied substantially exceeds its goals. If goals are not met, then long-term compensation is intended to fall below the market median.

The number of SARs awarded to each executive officer is determined at the time of grant. The SARs vest 25% on each of the first through fourth anniversaries of the grant date, subject to continuous employment with Applied, and expire on the tenth anniversary of the grant date. In addition, an officer’s unvested SARs vest upon retirement.

The three-year performance grants awarded by the Committee are paid in relation to target dollar payouts established by the Committee for each officer at the beginning of each three-year performance period. The actual payout at the end of the period is calculated based on the achievement of objective performance goals over that period. The Committee sets performance goals for long-term incentive compensation that the Committee believes are attainable, but that require executive officers to perform at a consistently high level to achieve the targeted long-term incentive payment. Payouts, if any, are made in cash, Applied common stock, or a combination thereof, as determined by the Committee at the end of the performance period.

The performance grants are designed to motivate performance over a three-year period. Each year begins a new three-year cycle. Annually, at the beginning of each three-year cycle, the Committee, after considering recommendations by management and the independent consultant, determines the performance measures and ranges of performance at which the performance grants will be earned. For consistency, the same performance measures have historically been used in each new cycle, although performance goals and incentive targets have been reviewed and adjusted from year to year.

The performance grants awarded by the Committee in fiscal 2007 will be paid three years later, one-third based on achievement of total shareholder return goals for the performance period and two-thirds based on achievement of average annual sales growth and average annual return on sales goals for the performance period. The Committee sets all long-term performance goals and incentive targets at the beginning of the performance period following Board review of Applied’s business plan. Based on Applied’s actual performance during the performance period, long-term performance grant payouts may range from 0% to 200% of target incentives. As with annual incentives, the Committee established the range of payouts for the performance grants based on Hewitt’s guidance as to market practices.

Generally, long-term incentive awards are made at the Committee’s regularly scheduled August meeting after the release of Applied’s previous fiscal year’s earnings. Historically, the exercise price for each stock option or SAR award has been the average of the high and low market prices on the date of grant. In fiscal 2007, Applied amended its pricing procedure so that the exercise price will be the market closing price on the date of grant.

The three-year performance grant payments earned at the end of fiscal 2007 by the named executive officers as a result of awards made in August 2004 are reflected as a component of the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Applied’s performance exceeded the maximum target for the goal based on average annual sales growth and average annual return on sales, resulting in a payment of 200% of target incentive for that portion of the grants. The payout on the total shareholder return goal was 193% of target incentive. (Applied’s total shareholder return in recent years is shown in the performance graph set forth in Applied’s 2007 annual report to shareholders.)

Qualified and Non-Qualified Plan Benefits. Applied maintains a section 401(k) plan (the “Retirement Savings Plan”) and a health care plan that provide benefits generally to all full-time employees. Applied does not maintain a qualified defined benefit plan for employees generally, but does maintain a Supplemental Executive Retirement Benefits Plan (the “SERP”) that provides supplemental retirement benefits to executive officers named as participants by the Board or the Committee. Each of the named executive officers is a participant. The SERP and the value of retirement benefits accrued under the plan have been designed to be competitive in the marketplace.

Annual normal retirement benefits are payable upon separation from service on or after attainment of age 65 to SERP participants with at least five years of credited service as an executive officer with Applied. Reduced early retirement benefits are available to participants who separate from service with Applied no earlier than at age 55 with at least ten years of credited service. The accrued SERP benefits of the named executive officers are more fully described in “Pension Plans,” at page 25.

Applied also maintains deferred compensation plans that permit highly compensated employees, including the executive officers, to defer portions of base salary and cash incentive awards. The purpose of these plans is to permit participants to elect to accumulate nonqualified savings. Distributions of deferrals are made in a lump sum or in installments over a period specified in the participant’s deferral election form. Other than dates specified in the deferral election forms, a withdrawal is permitted, while employed, only due to unforeseeable emergency as permitted under section 409A of the Code.

In addition, Applied provides retiree health care coverage to executive officers who retire from Applied at age 55 or later. Under the retiree health care program, eligible retired officers may participate in the health care plan available to active associates and pay the same premiums that active associates pay. Upon attainment of age 65, the program becomes a Medicare supplement. Executive officers are also eligible to participate in executive life insurance and disability insurance plans.

These qualified and nonqualified benefits are intended to provide executive officers both personal security and benefits comparable to those available at similar sized companies. The Committee and its independent consultant review these benefits periodically and compare them with survey data on retirement benefits provided at other companies, considering position and years of service.

Perquisites and other personal benefits. Applied provides executive officers with perquisites and other personal benefits that Applied believes are reasonable and consistent with Applied’s objective of attracting and retaining superior employees for key positions. The Committee periodically reviews and adjusts these benefits.

In fiscal 2007, the principal perquisites and other personal benefits available to executive officers included an automobile allowance, a financial planning and tax return preparation allowance, an annual executive physical examination, reimbursement and tax gross-up for spousal travel and child care tied to approved business trips, and five weeks’ annual vacation (other associates get five weeks only when they accumulate 25 years of service). Some executive officers are provided club memberships for business purposes, which are available for personal use as well. Any personal use of these clubs is paid for by the executive. See the “All Other Compensation” column of the Summary Compensation Table.

Change in Control and Termination Benefits

Applied has entered into change in control agreements with its executive officers, including the named executive officers. Change in control arrangements are designed to retain executives and provide continuity of management in the event of an actual or threatened change in control. The Board of Directors approved the agreements primarily for two reasons: it believes that the officers’ continued attention and dedication to their duties under adverse circumstances are ultimately in the best interests of Applied and its shareholders, and the agreements are consistent with competitive market practice.

The agreements provide severance benefits if an executive officer’s employment is terminated either by the officer for “good reason” or by Applied “without cause” (each as defined in the agreements) if the termination occurs within three years after a change in control, as defined in the agreements. The executive officer, in turn, is obligated not to compete with Applied for one year following the termination. The

Committee periodically reviews and adjusts the change in control agreements after considering the advice of its independent consultant and other outside advisors. The change in control agreements are described in more detail on pages 28-29 of this proxy statement.

Stock Ownership Guidelines

The Committee believes that members of executive management, including the named executive officers, should accumulate meaningful equity stakes in Applied over time to align their economic interests with the interests of shareholders, thereby promoting Applied’s objective of increasing shareholder value. See the “Beneficial Ownership” table on page 14 for a listing of the amount of Applied common stock beneficially owned by each named executive officer. The Committee established executive officer stock ownership guidelines in 2001.

Under the guidelines, officers are expected not to dispose of Applied common stock unless the market value of their “owned” shares equals or exceeds the following base salary multiples immediately following the disposition:

Chairman & Chief Executive Officer	5 x Base Salary
President, Chief Operating Officer	5 x Base Salary
Direct Reports to CEO or COO	3 x Base Salary
Other Vice Presidents	2 x Base Salary

“Owned” shares include those owned outright, those owned beneficially in Applied’s Retirement Savings Plan or other deferred compensation plans, and restricted shares (whether or not vested), but do not include unexercised stock options or SARs.

The stock ownership guidelines are not mandatory in the sense that the officer is not required immediately to acquire shares if the officer’s ownership presently is below the applicable guideline.

Compliance with the guidelines is monitored by management. The guidelines are reviewed periodically by the Committee and periodically compared with market data reported by the independent compensation consultant and others. The guidelines were most recently reviewed in fiscal 2004. In fiscal 2007, the Committee granted a variance to Mr. Purser, to 2x base salary, due to his proximity to retirement. Because Applied has executive stock ownership guidelines, the Committee has not adopted stock retention policies relating to grants of equity-based compensation.

Tax Deductibility and Regulatory Considerations

Section 162(m) of the Code limits the amount of compensation a publicly held corporation may deduct as a business expense for federal income tax purposes. That limit, which applies to the chief executive officer and the three other most highly compensated executive officers, is $1 million per individual per year, subject to certain exceptions. One of the exceptions is for compensation that is performance-based. In general, the Committee seeks to preserve the tax deductibility of compensation paid to the named executive officers without compromising the Committee’s flexibility in designing an effective and competitive compensation program. Applied intends that Management Incentive Plan awards, income from the exercise of stock options and stock appreciation rights, and payouts of performance grants qualify as performance-based compensation.

Conclusion

The Committee has reviewed all elements of Applied’s compensation program for the executive officers. When making a decision regarding any element of an executive officer’s compensation, the Committee takes into consideration the other elements of that individual’s compensation. Applied believes that the total compensation for each of its named executive officers is appropriate and that the components of Applied’s compensation program for named executive officers are consistent with market standards. The compensation program for named executive officers is based on the performance of Applied compared to the Comparison Peer Group and the Industry Peer Group, and appropriately links executive performance to Applied’s annual and long-term financial results and to the long-term financial return to shareholders. Applied believes that the foregoing compensation philosophy is consistent with Applied’s corporate culture and objectives and has served, and will continue to serve, as a reasonable basis for administering the total compensation program of Applied, both for named executive officers and all employees, for the foreseeable future.

Summary Compensation Table — Fiscal 2007

The following table summarizes, pursuant to SEC rules, information concerning the compensation of Applied’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers, for the fiscal year ended June 30, 2007.

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
			Stock	Option	Incentive Plan	Deferred	All Other
			Awards	Awards	Compensation	Compensation	Compensation	Total
Name and Principal Position	Year	Salary ($)	($)(1)	($)(1)	($)(2)	Earnings ($)(3)	($)(4)	($)
David L. Pugh	2007	880,000	136,609	833,600	2,423,500	949,081	68,464	5,291,254
Chairman & Chief Executive Officer
Mark O. Eisele	2007	400,000	16,935	147,880	691,267	486,178	50,614	1,792,874
Vice President – Chief Financial Officer & Treasurer
Bill L. Purser	2007	535,000	51,369	275,312	1,012,896	999,581	76,214	2,950,372
President
Jeffrey A. Ramras	2007	325,000	16,935	91,741	451,573	301,084	79,277	1,265,610
Vice President – Marketing and Supply Chain Management
Fred D. Bauer	2007	325,000	16,935	122,714	451,573	140,196	43,211	1,099,629
Vice President – General Counsel & Secretary

(1)	Represents the proportionate amount of the total fair value of stock and option awards recognized by Applied as an expense in 2007 for financial accounting purposes, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“SFAS 123(R)”). The awards for which expense is shown in this table include the awards described in the Grants of Plan-Based Awards Table on page 23 of this proxy statement, as well as restricted stock, stock options, and stock appreciation rights awarded in 2004, 2005, and 2006 for which we continued to recognize expense in 2007. The assumptions used in determining the grant date fair values of these awards are described in the notes to Applied’s consolidated financial statements, included in our annual reports to shareholders for those years.

(2)	Reflects the value of (a) annual cash incentive earnings under the 2007 Management Incentive Plan in the amounts of $1,237,500 for Mr. Pugh, $375,000 for Mr. Eisele, $543,438 for Mr. Purser, $253,906 for Mr. Ramras, and $253,906 for Mr. Bauer; and (b) long-term cash incentive earnings under the performance grant program for the 2005-2007 period in the amounts of $1,186,000 for Mr. Pugh, $316,267 for Mr. Eisele, $469,458 for Mr. Purser, $197,667 for Mr. Ramras, and $197,667 for Mr. Bauer.

(3)	Reflects the increase during 2007 in the actuarial present value of the individual’s accumulated benefit under the Supplemental Executive Retirement Benefits Plan. This change is the difference between the number shown in the Pension Benefits table on page 26 for 2007 year-end and the same item calculated for July 1, 2006. See the notes to that table for information on how the 2007 amounts were calculated. A discount rate of 5.75% and a 5.75% lump sum conversion rate were used to determine 2006 values as compared to a 6.00% discount rate and a 4.85% lump sum conversion rate for 2007 values. For both years, present values were determined assuming no probability of termination, retirement, death, or disability before normal retirement age (age 65).

(4)	Amounts in this column include the following:

(a)	Retirement Savings Plan (section 401(k) plan) matching and profit-sharing contributions in the amounts of $14,060 for Mr. Pugh, $15,260 for Mr. Eisele, $14,060 for Mr. Purser, $16,835 for Mr. Ramras, and $16,535 for Mr. Bauer;
(b)	Gross-up payments to cover income taxes in connection with the reimbursement of expenses for financial planning and tax services and/or in connection with business travel in the amounts of $4,913 for Mr. Pugh, $0 for Mr. Eisele, $17,527 for Mr. Purser, $13,135 for Mr. Ramras, and $0 for Mr. Bauer;

(c)	Contributions for life insurance benefits in the amounts of $6,225 for Mr. Pugh, $2,518 for Mr. Eisele, $670 for Mr. Purser, $2,359 for Mr. Ramras, and $0 for Mr. Bauer; and
(d)	The estimated value of perquisites and other personal benefits in the amounts of $43,266 for Mr. Pugh, $32,836 for Mr. Eisele, $43,957 for Mr. Purser, $46,948 for Mr. Ramras, and $26,676 for Mr. Bauer. The following benefits were provided in 2007 to named executive officers: automobile allowance and related gas/maintenance payments; reimbursement of expenses for financial planning and tax return preparation services; physical examinations; the annual actuarial expense related to each individual’s post-retirement health care benefit; company contributions for officer-level disability and accident insurance benefits; holiday gifts for key Applied associates; and token gifts awarded at business meetings. Applied provides certain officers with club memberships for business purposes, which are available for personal use as well, but the officer reimburses Applied for any personal use.
Grants of Plan-Based Awards — Fiscal 2007

					All Other Option	Exercise or	Grant Date Fair
		Estimated Future Payouts under			Awards: Number	Base Price	Value of Stock
		Non-Equity Incentive Plan Awards(1)			of Securities	of Option	and Option
		Threshold	Target	Maximum	Underlying Options	Awards	Awards
Name	Grant Date	($)(2)	($)(2)	($)(2)	(#)	($/Share)(3)	($)
D. Pugh	8/8/2006	489,750	979,500	1,959,000	88,800	21.94	756,896
	(3-Year Performance
	Grants)
	8/8/2006	198,000	792,000	1,584,000
	(2007 Management
	Incentive Plan)
M. Eisele	8/8/2006	128,600	257,200	514,400	23,300	21.94	203,202
	(3-Year Performance
	Grants)
	8/8/2006	60,000	240,000	480,000
	(2007 Management
	Incentive Plan)
B. Purser	8/8/2006	178,400	356,600	713,200	32,300	21.94	275,312
	(3-Year Performance
	Grants)
	8/8/2006	86,950	347,800	695,600
	(2007 Management
	Incentive Plan)
J. Ramras	8/8/2006	89,750	179,500	359,000	10,000	21.94	85,663
	(3-Year Performance
	Grants)
	8/8/2006	40,625	162,500	325,000
	(2007 Management
	Incentive Plan)
F. Bauer	8/8/2006	89,750	179,500	359,000	16,300	21.94	142,154
	(3-Year Performance
	Grants)
	8/8/2006	40,625	162,500	325,000
	(2007 Management
	Incentive Plan)

(1)	The three-year performance grant program and the annual Management Incentive Plan were adopted under the 1997 Long-Term Performance Plan and are described in the Compensation Discussion and Analysis at pages 18-19 of this proxy statement. Actual payouts under the 2007 Management Incentive Plan are shown in footnote (2) to the Summary Compensation Table.
(2)	For the performance grants, threshold, target, and maximum payout figures assume that the respective level of performance is reached on each portion of the grant; one-third of the grant value is tied to achievement of total shareholder return goals for the performance period and two-thirds is tied to achievement of average annual sales growth and average annual return on sales goals for the performance period.

(3)	In accordance with then-existing terms of the 1997 Long-Term Performance Plan, the SARs were granted with an exercise price equal to the average of the high and low prices of our common stock on the NYSE on the date the award was granted. This price was higher than the closing market price on that date. The plan has since been amended to provide that the exercise price of newly awarded options and SARs will be the closing market price on the grant date.

Outstanding Equity Awards at Fiscal 2007 Year-End

							Market
							Value of
	Number of	Number of				Number of	Shares or
	Securities	Securities				Shares or	Units of
	Underlying	Underlying		Option		Units of Stock	Stock That
	Unexercised	Unexercised		Exercise	Option	That Have Not	Have Not
	Options	Options		Price	Expiration	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable		($/Share)	Date	(#)(1)	($)
D. Pugh	112,500	0		6.94	8/6/2012	13,613	401,584
	192,003	64,002	(2)	9.46	8/8/2013
	72,000	72,000	(3)	12.91	8/6/2014
	19,875	59,625	(4)	23.00	8/9/2015
	0	88,800	(5)	21.94	8/8/2016
M. Eisele	0	5,120	(2)	9.46	8/8/2013	1,687	49,767
	19,237	19,238	(3)	12.91	8/6/2014
	4,725	14,175	(4)	23.00	8/9/2015
	0	23,300	(5)	21.94	8/8/2016
B. Purser(6)	40,000	0		7.92	8/9/2011	5,119	151,011
	42,187	0		6.94	8/6/2012
	72,002	24,001	(2)	9.46	8/8/2013
	28,462	28,463	(3)	12.91	8/6/2014
	6,750	20,250	(4)	23.00	8/9/2015
	0	32,300	(5)	21.94	8/8/2016
J. Ramras	13,500	0		7.92	8/9/2011	1,687	49,767
	22,500	0		6.94	8/6/2012
	13,441	4,481	(2)	9.46	8/8/2013
	12,037	12,038	(3)	12.91	8/6/2014
	3,112	9,338	(4)	23.00	8/9/2015
	0	10,000	(5)	21.94	8/8/2016
F. Bauer	12,500	0		6.94	8/6/2012	1,687	49,767
	21,900	12,801	(2)	9.46	8/8/2013
	12,037	12,038	(3)	12.91	8/6/2014
	3,112	9,338	(4)	23.00	8/9/2015
	0	16,300	(5)	21.94	8/8/2016

(1)	The restricted shares reflected in this column will vest on February 6, 2008.
(2)	These options vested on August 8, 2007.
(3)	Half of these SARs vested on August 6, 2007. The remainder will vest on August 6, 2008.
(4)	One-third of these SARs vested on August 9, 2007. The remainder will vest in equal installments on August 9, 2008 and 2009.
(5)	One-quarter of these SARs vested on August 8, 2007. The remainder will vest in equal installments on August 8, 2008, 2009, and 2010.
(6)	In January 2007, Mr. Purser announced he would retire effective December 31, 2007. At retirement, all of his unvested SARs awards will vest pursuant to those awards’ terms.

Option Exercises and Stock Vested — Fiscal 2007

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized	Number of Shares	Value Realized on
	Exercise	on Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
D. Pugh	0	0	13,612	336,761
M. Eisele	8,496	169,059	1,687	41,736
B. Purser	200,000	3,927,719	5,117	126,595
J. Ramras	0	0	1,687	41,736
F. Bauer	10,000	227,100	1,687	41,736

Pension Plans

The SERP, a non-qualified defined benefit plan, provides supplemental retirement benefits to executive officers named as participants by the Board or the Executive Organization & Compensation Committee. Each of the named executive officers is a participant. Applied maintains a section 401(k) plan (the Retirement Savings Plan) available generally to all full-time employees, but does not maintain a qualified defined benefit plan for employees generally.

The SERP’s principal features are as follow:

Retirement Benefits. The annual normal retirement benefit (in a single life annuity form) is 45% of an eligible participant’s average base salary and annual incentive compensation for the highest three calendar years out of the last 10 calendar years of service with Applied. To receive a normal retirement benefit, a participant must retire from Applied at or after age 65, with at least five years of service as an executive officer. To receive an early retirement SERP benefit prior to age 65, a participant must retire from Applied after reaching age 55 and completing at least 10 years of service with Applied, of which at least five were as an executive officer. Normal and early retirement benefits are reduced by 5% for each year that a participant’s years of service are less than 20, except that this reduction will not apply to Mr. Pugh if he is credited with at least 10 years of service. In addition, early retirement benefits are also reduced by 5% for each year that the commencement of benefits precedes the attainment of age 65.

Disability Benefits. If a participant becomes disabled (as defined in regulations under section 409A of the Code), the participant will receive a disability benefit under the SERP, which, when added to all other long-term disability benefits under Applied programs, will equal 60% of the average of the participant’s highest three calendar years of total compensation (base salary plus annual incentive pay) out of the last 10 while employed by Applied.

Deferred Vested Benefits. Effective as of August 2007, deferred vested benefits will be paid at age 65 to any participant who separates from service without cause prior to age 55 with at least 10 years of service (at least five of which are as an executive officer). The benefits will equal 25% of the participant’s accrued normal retirement benefits at the time of separation from service.

Forms of Payment. Normal, early, and deferred vested benefits will be paid in the form elected by the participant, subject to section 409A’s requirements.

Death Benefits. If a participant dies before receiving any SERP benefit, the participant’s designated beneficiary will receive the present value of the participant’s accrued benefit in a lump sum or a series of installments, as elected in advance by the participant.

Change in Control. In the event of a change in control of Applied (as defined in the SERP pursuant to section 409A), the participant will be 100% vested (regardless of age and service) in his or her accrued normal retirement benefit. In addition, the benefit will be increased because the participant will be credited with additional years of service and age equal to one-half of the difference between the participant’s age at the time of the change in control and age 65, up to a maximum of 10 years. The benefit will be paid in a lump sum unless the participant previously elected a later specified date.

Non-Competition. Except in the event of a change in control, payment of SERP benefits is subject to the condition that the participant will not engage in competition with Applied.

Pension Benefits — Fiscal 2007 Year-End

			Present Value of
		Number of Years	Accumulated	Payments during
		Credited Service	Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)(1)(2)	($)
D. Pugh(3)	SERP	8.5	3,504,000	0
M. Eisele	SERP	16.1	1,302,000	0
B. Purser(4)	SERP	22.6	5,371,000	0
J. Ramras	SERP	25.9	1,372,000	0
F. Bauer	SERP	14.8	543,000	0

(1)	This figure reflects a single-sum value, as of June 30, 2007, of the annual pension benefit earned through that date beginning at age 65. The plan’s actuary used the following key assumptions, pursuant to SEC rules, to determine the values:

•	A discount rate of 6.00%, the FAS 87 discount rate as of June 30, 2007;

•	Benefits are paid in a single lump sum using the Revenue Ruling 2001-62 Mortality Table and a 4.85% interest rate; and

•	No probability of termination, retirement, death, or disability before normal retirement age.

Actual lump sum payments at retirement would be based on assumptions in effect at that time, along with the participant’s age, years of service, and pay history.

(2)	Except as indicated below with respect to Mr. Pugh, SERP benefits are not subject to deductions for Social Security benefits or other offset amounts. Retirement benefits are vested for Mr. Purser. Mr. Pugh does not yet have the requisite 10 years of service. Messrs. Eisele, Ramras, and Bauer are under 55 years of age, and are eligible for deferred vested benefits effective as of August 2007.

(3)	The figures in the table reflect the present value of benefits based on an annual benefit of 45% of average base salary and annual cash incentive compensation as defined in the plan. If, however, Mr. Pugh is credited with at least 10 years of service under the SERP, his benefit will be based on 60% of annual total cash compensation. Under these circumstances, his benefit would be reduced by the benefit payable to him at age 65 in a single life form under all former employer plans and then reduced further by 50% of his primary Social Security benefit.

(4)	At the time of his elevation to the position of President, the Executive Organization & Compensation Committee credited Mr. Purser with 10 additional years of service, reflecting his extensive industry experience before joining Applied, including with companies later acquired by Applied.

Nonqualified Deferred Compensation

Applied maintains two nonqualified, unfunded defined contribution plans that provide benefits to key employees who are in a select group of highly compensated or management employees and whose benefits under the Retirement Savings Plan are subject to certain limitations under the Code.

Supplemental Defined Contribution Plan

The Supplemental Defined Contribution Plan permits highly compensated Applied employees to defer a portion of their compensation that cannot be deferred under the Retirement Savings Plan due to certain Code limitations.

Participants are always fully vested in their deferrals. In general, with the exception of Applied common stock, participants have the same diverse types of investment options as they have in the Retirement Savings Plan.

Distributions from the Supplemental Defined Contribution Plan are made in a lump sum or in installments, as specified in the participant’s deferral election form. Acceleration of distributions is prohibited and any change of distributions must comply with Code section 409A. Other than a date specified in a deferral election form, a withdrawal is only permitted, while employed, due to an unforeseeable emergency as allowed under section 409A.

Deferred Compensation Plan

The Deferred Compensation Plan permits key executives to defer a portion or all of the awards payable under an annual incentive plan or performance grant program. The plan’s purpose is to promote increased efforts on behalf of Applied through increased investment in Applied common stock.

The plan gives each annual incentive plan participant the opportunity to defer payment of his or her cash award. A participant who elects to make a deferral may have the amounts deemed invested in Applied common stock and/or in a money market fund.

In fiscal 2007, if a participant elected to have an amount equal to at least 50% of an annual incentive plan award invested in common stock, then Applied contributed an additional amount equal to 10% of the amount so invested. Similarly, recipients of performance grants may defer payment of stock and cash awards. To the extent the recipient deferred a cash performance grant award in fiscal 2007 and invested it in Applied common stock, Applied contributed an additional amount equal to 10% of the amount so invested. Applied has contributed a total of 11,534 matching shares of common stock to plan accounts in the most recent three fiscal years.

The Executive Organization & Compensation Committee has since terminated the 10% matching provision effective beginning in fiscal 2008.

Distributions are made in a lump sum or in installments over a period not in excess of ten years, as specified in the participant’s deferral election form. Acceleration of distributions is prohibited and any change of distributions must comply with section 409A. Other than a date specified in a deferral election form, a withdrawal is only permitted, while employed, due to an unforeseeable emergency as allowed under section 409A.

None of the officers named in the Summary Compensation Table made deferrals into the Deferred Compensation Plan in fiscal 2007.

The following table reflects totals from both the Supplemental Defined Contribution Plan and the Deferred Compensation Plan.

Nonqualified Deferred Compensation — Fiscal 2007

	Executive	Registrant		Aggregate
	Contributions	Contributions	Aggregate	Withdrawals/	Aggregate
	in Last FY	in Last FY	Earnings in Last	Distributions	Balance at Last
Name	($)	($)	FY ($)	($)	FYE ($)
D. Pugh	0	0	1,102,637	0	5,328,031
M. Eisele	78,062	0	90,867	0	595,548
B. Purser	838,000	83,800	442,126	0	2,159,011
J. Ramras	156,250	14,000	195,029	0	1,003,468
F. Bauer	0	0	10,056	0	113,833

Potential Payments upon Termination or Change in Control

The summaries and tables below set forth the compensation and benefits that would have been payable to each named executive officer in the event that, as of June 30, 2007, there had occurred: (i) a termination of the executive’s employment with Applied prior to a change in control, (ii) a termination of the executive’s employment due to death, disability, or retirement, (iii) a change in control of Applied, and (iv) a termination of the executive’s employment following a change in control. Compensation and benefits that have been earned by an executive prior to the occurrence of any such event, and that would not be contingent on the event’s occurrence, are not reflected in the summaries or tables below.

Payments in the Event of a Termination

Applied does not have a formal severance policy or arrangement that provides payments to named executive officers in the event of termination of employment (other than in the circumstance of a change in control or by reason of death, disability, or retirement). The Board and its Executive Organization & Compensation Committee retain discretion to determine the amount of severance pay and benefits, if any, that will be offered in the event of such a termination.

Regardless of reason, if a named executive officer’s employment terminates (other than in the circumstance of a change in control or by reason of death, disability or retirement) prior to the end of a vesting or performance period:

•	Annual incentive awards under the Management Incentive Plan (“MIP”) shall be forfeited.
•	Performance grants awarded under the 1997 Long-Term Performance Plan shall be forfeited.
•	Stock options, SARs, and restricted stock that have not yet vested shall be forfeited.
•	SERP benefits that have accrued shall be forfeited if the participant separates from service prior to becoming eligible for normal, early, or deferred vested retirement benefits. SERP benefits payable to a named executive officer are more fully described on pages 25-26 in “Pension Plans.”
•	The accrual of all other compensation and benefits of the named executive officer under Applied’s qualified and nonqualified benefit plans shall cease.
•	All other perquisites and other personal benefits of the named executive officer shall cease.

Payments in the Event of Death, Disability, or Retirement

If a named executive officer’s employment terminates by reason of death, permanent disability, or retirement (other than following a change in control):

•	Annual incentive awards under the MIP shall become payable on a pro rata basis based on the number of quarters during which the executive worked during the performance period and the actual achievement of performance targets.
•	Performance grants shall become payable on a pro rata basis based on the number of quarters during which the executive worked during the performance period and the actual achievement of performance targets.
•	Stock options and SARs, as well as restricted stock (except in the circumstance of retirement), that have not yet vested shall become fully vested.
•	SERP benefits payable on death, retirement, or termination due to disability to a named executive officer are more fully described in “Pension Plans.”
•	Upon retirement or termination due to disability after age 55, the executive may continue to participate in Applied’s health benefit plans on the same basis, and after paying the same contribution rates, as all other employees.
•	The accrual of all other compensation and benefits of the executive under Applied’s qualified and nonqualified benefit plans shall cease.
•	All other perquisites and other personal benefits of the executive shall cease.

Annual incentive compensation, performance grants, stock options and SARs, and SERP benefits payable to a named executive officer upon retirement or termination due to disability are subject to forfeiture if the executive competes with Applied following termination, or in certain other circumstances engages in acts inimical to Applied’s interests.

Payments in the Event of a Change in Control

Change in Control Agreements. Applied does not have employment agreements with any of its named executive officers. However, Applied has entered into change in control agreements with each of them. The agreements obligate Applied to provide severance benefits to any named executive officer who incurs a separation from service effected either by the officer for “good reason” or by Applied “without cause” if the separation occurs within three years after a change in control. The named executive officer, in turn, is obligated not to compete with Applied for one year following the separation and to hold in confidence Applied confidential information and trade secrets. No compensation or benefits are payable under the agreement relating to any termination of the executive’s employment prior to a change in control, or following a change in control if the executive’s employment is terminated by Applied for cause or by reason of death, disability, or retirement.

The principal compensation and benefits to be provided under the agreements to the named executive officers are as follows:

•	A lump sum severance payment equal to three times the aggregate amount of the executive’s annual base salary and target annual incentive pay, reduced proportionately if the officer reaches age 65 within three years after termination;
•	A cash payment for any vested and unexercised stock options held by the executive on the date of termination, equal to the difference between the exercise price and the higher of (i) the mean of the high and low trading prices on the NYSE on the date of termination, and (ii) the highest price paid for Applied common stock in connection with the change in control;
•	Continued participation in Applied’s employee benefit plans, programs, and arrangements, or equivalent benefits for three years after termination at the levels in effect immediately before termination;
•	Outplacement services; and
•	An additional payment in an amount sufficient, after payment of taxes on the additional payment, to pay any required “parachute” excise tax.

Under the agreements, a “change in control” is generally defined as: (a)(i) a merger of Applied with another entity or (ii) a sale of substantially all of the assets of Applied to a third party, following which Applied’s shareholders prior to the transaction hold less than a majority of the combined voting power of the merged entities or asset acquirer, (b) acquisition of beneficial ownership by any person of 20% or more of Applied’s then-outstanding common stock, or (c) one quarter or more of the members of the Board of Directors being persons other than (i) directors who were in office on the date of the agreement or (ii) directors who are elected after such date and whose nomination or election is approved by two-thirds of directors then in office or their successors approved by such proportion.

Under the agreements, “good reason” means: (i) diminution of position or assigned duties, excluding an isolated, insubstantial, and inadvertent action not in bad faith, (ii) reduction of compensation, incentive compensation potential, or benefits following a change in control, other than an isolated, insubstantial, and inadvertent failure not occurring in bad faith, (iii) Applied requiring the executive to change principal place of employment or to travel to a greater extent than required immediately prior to a change in control, or (iv) failure of a successor to Applied to assume Applied’s obligations under the agreement. A termination by the executive during the thirty-day period immediately following the first anniversary of a change in control also shall be conclusively deemed to be a termination for good reason under the agreements.

Applied has the right to modify or terminate its obligations under the agreements at any time prior to a change in control as long as the modification or termination is not made in anticipation of or in connection with a change in control.

1997 Long-Term Performance Plan. The 1997 Long-Term Performance Plan provides that if a change in control occurs: (a) all stock options and stock appreciation rights outstanding will become fully exercisable; (b) all restrictions and conditions of stock awards will lapse; and (c) all cash awards (including payments made under a Management Incentive Plan) will become fully earned at the target incentive amount.

Supplemental Executive Retirement Benefits Plan (SERP). If a named executive officer is terminated following a change in control (as defined in the regulations under section 409A of the Code), or is receiving, or is eligible to receive, a retirement benefit at the time of the change in control, the executive is entitled to receive the actuarial equivalent of the executive’s retirement benefit in a lump sum. In addition, upon a change in control, the named executive officer will be credited with additional years of service and age for benefit calculation purposes equal to half of the difference between the executive’s age and age 65, up to a maximum of 10 years.

Quantitative Disclosure. The tables below assume that a termination or change in control occurred on June 30, 2007, the last day of our fiscal year, and that the stock price relevant to all calculations was $29.50, the closing market price of Applied’s common stock on the NYSE on Friday, June 29, 2007. The tables include amounts earned through such time and are estimates of the amounts that would be paid out to the executive upon the occurrence of the events shown. The actual amounts to be paid can be determined only at the time of the actual occurrence of the event. The amounts shown do not include benefits and payments that are generally available to all salaried employees on a non-discriminatory basis. Also, as noted above, compensation and benefits that are earned by an executive prior to an event shown in the tables below, and that would not be contingent on the event’s occurrence, are not reflected in the tables.

David L. Pugh (Chairman & Chief Executive Officer)

					Termination
					without
			Early		Cause or
			Retirement	Termination	for Good
			(Age 55	for Cause	Reason
	Termination		with 10	Following	Following	Change in		Termination
	(No Change	Normal	Years of	Change	Change	Control (No		due to
Benefits and Payments	in Control)	Retirement(1)	Service)(2)	in Control	in Control	Termination)	Death	Disability

Base Salary	$0	$0	$0	$0	$2,640,000	$0	$0	$0
Management Incentive Plan	0	0	0	0	1,584,000	0	0	0
Performance Grants(3)	0	0	0	0	0	726,500	726,500	726,500
Restricted Stock	0	0	0	0	0	401,584	401,584	401,584
Stock Options and SARs	0	0	0	0	0	3,535,971	3,535,971	3,535,971
SERP(4)	0	0	0	0	0	7,808,000	4,008,000	6,943,000	*
Health Care and Welfare Benefits(5)	0	0	0	0	112,700	0	0	0
Life/Disability Insurance Proceeds(6)	0	0	0	0	0	0	5,443,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	$0	$0	$0	$0	$4,356,700	$12,472,055	$14,115,055	$11,607,055	*

(1)	“Normal retirement” under Applied’s plans is defined as separation from service after attainment of age 65. Mr. Pugh is 58 years of age and is therefore ineligible for normal retirement.
(2)	Mr. Pugh is ineligible for “early retirement” under Applied’s plans (other than retiree health care) because he has less than 10 years of service with Applied; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.
(3)	Payout for performance grants upon change in control is prorated based on quarters elapsed in performance period and target payout. Payout upon retirement, death, or termination due to disability is prorated based on quarters elapsed in performance period and actual performance achieved by Applied during performance period – the chart assumes actual performance will correspond to target payout.
(4)	Calculation of post-termination SERP benefits assumes that the named executive officer received his benefits in a lump sum payment upon the earliest date the officer would be eligible. For purposes of calculating the lump sum, the 30-Year Treasury Rate in effect for January 2007, 4.85%, was used. In determining the value of the disability benefits, the RP-2000 Disability Mortality Table was used. An interest rate of 6.00% was used for the temporary annuity payments under the disability benefit provisions.
(5)	Includes the following: health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.
(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental long-term disability (“LTD”) insurance (with premiums paid by the executive) provides a monthly disability benefit equal to 60% of the executive’s monthly total compensation (monthly base salary plus the average of the executive’s three most recent years’ annual incentive compensation divided by 12), minus the basic qualified plan benefit of 60% of base salary, with a maximum benefit of $3,000 per month. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a disability benefit so that the total monthly disability benefit reaches 60% of the average of the executive’s highest three out of the last 10 calendar years of total compensation (base salary plus annual incentive), without a maximum benefit level.

Mark O. Eisele (Vice President - Chief Financial Officer & Treasurer)

					Termination
					without
			Early		Cause or
			Retirement	Termination	for Good
			(Age 55	for Cause	Reason
	Termination		with 10	Following	Following	Change in		Termination
Benefits and	(No Change	Normal	Years of	Change	Change	Control (No		due to
Payments	in Control)	Retirement(1)	Service)(2)	in Control	in Control	Termination)	Death	Disability

Base Salary	$0	$0	$0	$0	$1,200,000	$0	$0	$0
Management Incentive Plan	0	0	0	0	480,000	0	0	0
Performance Grants(3)	0	0	0	0	0	187,066	187,066	187,066
Restricted Stock	0	0	0	0	0	49,796	49,796	49,796
Stock Options and SARs	0	0	0	0	0	690,049	690,049	690,049
SERP(4)	0	0	0	0	0	3,023,000	1,418,000	1,828,000	*
Health Care and Welfare Benefits(5)	0	0	0	0	110,500	0	0	0
Life/Disability Insurance Proceeds(6)	0	0	0	0	0	0	1,815,833		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	1,068,684	1,323,043	0	0
Total	$0	$0	$0	$0	$2,879,184	$5,272,954	$4,160,744	$2,754,911	*

(1)	“Normal retirement” under Applied’s plans is defined as separation from service after attainment of age 65. Mr. Eisele is 50 years of age and is therefore ineligible for normal retirement.
(2)	Mr. Eisele is ineligible for “early retirement” under Applied’s plans because he is 50 years of age; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.
(3)	Payout for performance grants upon change in control is prorated based on quarters elapsed in performance period and target payout. Payout upon retirement, death, or termination due to disability is prorated based on quarters elapsed in performance period and actual performance achieved by Applied during performance period – the chart assumes actual performance will correspond to target payout.
(4)	Calculation of post-termination SERP benefits assumes that the named executive officer received his benefits in a lump sum payment upon the earliest date the officer would be eligible. For purposes of calculating the lump sum, the 30-Year Treasury Rate in effect for January 2007, 4.85%, was used. In determining the value of the disability benefits, the RP-2000 Disability Mortality Table was used. An interest rate of 6.00% was used for the temporary annuity payments under the disability benefit provisions.
(5)	Includes the following: health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.
(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental LTD insurance (with premiums paid by the executive) provides a monthly disability benefit equal to 60% of the executive’s monthly total compensation (monthly base salary plus the average of the executive’s three most recent years’ annual incentive compensation divided by 12), minus the basic qualified plan benefit of 60% of base salary, with a maximum benefit of $3,000 per month. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a disability benefit so that the total monthly disability benefit reaches 60% of the average of the executive’s highest three out of the last 10 calendar years of total compensation (base salary plus annual incentive), without a maximum benefit level.

Bill L. Purser (President)

					Termination
					without
			Early		Cause or
			Retirement	Termination	for Good
			(Age 55	for Cause	Reason
	Termination		with 10	Following	Following	Change in		Termination
Benefits and	(No Change	Normal	Years of	Change	Change	Control (No		due to
Payments	in Control)	Retirement(1)	Service)	in Control	in Control	Termination)	Death	Disability

Base Salary	$0	$0	$0	$0	$535,000	$0	$0	$0
Management Incentive Plan	0	0	0	0	347,800	0	0	0
Performance Grants(2)	0	0	264,200	0	0	264,200	264,200	264,200
Restricted Stock	0	0	0	0	0	151,011	151,011	151,011
Stock Options and SARs	0	0	1,328,994	0	0	1,328,994	1,328,994	1,328,994
SERP(3)(4)	162,000	0	162,000	0	0	307,000	162,000	0	*
Health Care and Welfare Benefits(5)	0	0	0	0	33,400	0	0	0
Life/Disability Insurance Proceeds(6)	0	0	0	0	0	0	2,794,208		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	$162,000	$0	$1,755,194	$0	$936,200	$2,051,205	$4,700,413	$1,744,205	*

(1)	“Normal retirement” under Applied’s plans is defined as separation from service after attainment of age 65. Mr. Purser is 64 years of age and is therefore ineligible for normal retirement.
(2)	Payout for performance grants upon change in control is prorated based on quarters elapsed in performance period and target payout. Payout upon retirement, death, or termination due to disability is prorated based on quarters elapsed in performance period and actual performance achieved by Applied during performance period – the chart assumes actual performance will correspond to target payout.
(3)	Calculation of post-termination SERP benefits assumes that the named executive officer received his benefits in a lump sum payment upon the earliest date the officer would be eligible. For purposes of calculating the lump sum, the 30-Year Treasury Rate in effect for January 2007, 4.85%, was used. In determining the value of the disability benefits, the RP-2000 Disability Mortality Table was used. An interest rate of 6.00% was used for the temporary annuity payments under the disability benefit provisions.
(4)	The amounts included for Mr. Purser representing payments under the SERP relating to events of termination prior to a change in control and early retirement are not representative of actual amounts payable to Mr. Purser under those circumstances. If Mr. Purser had actually terminated his employment or retired as of June 30, 2007, no additional amounts would have been payable. The amounts shown above result from actuarial calculations of amounts payable on the occurrence of those events without discounting for the statistical probability of death, early retirement, or termination due to disability.
(5)	Includes the following: health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.
(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental LTD insurance (with premiums paid by the executive) provides a monthly disability benefit equal to 60% of the executive’s monthly total compensation (monthly base salary plus the average of the executive’s three most recent years’ annual incentive compensation divided by 12), minus the basic qualified plan benefit of 60% of base salary, with a maximum benefit of $3,000 per month. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a disability benefit so that the total monthly disability benefit reaches 60% of the average of the executive’s highest three out of the last 10 calendar years of total compensation (base salary plus annual incentive), without a maximum benefit level.

Jeffrey A. Ramras (Vice President - Marketing and Supply Chain Management)

					Termination
					without
			Early		Cause or
			Retirement	Termination	for Good
			(Age 55	for Cause	Reason
	Termination		with 10	Following	Following	Change in		Termination
Benefits and	(No Change	Normal	Years of	Change	Change	Control (No		due to
Payments	in Control)	Retirement(1)	Service)(2)	in Control	in Control	Termination)	Death	Disability

Base Salary	$0	$0	$0	$0	$975,000	$0	$0	$0
Management Incentive Plan	0	0	0	0	325,000	0	0	0
Performance Grants(3)	0	0	0	0	0	126,500	126,500	126,500
Restricted Stock	0	0	0	0	0	49,796	49,796	49,796
Stock Options and SARs	0	0	0	0	0	425,806	425,806	425,806
SERP(4)	0	0	0	0	0	2,524,000	1,470,000	1,676,000	*
Health Care and Welfare Benefits(5)	0	0	0	0	110,500	0	0	0
Life/Disability Insurance Proceeds(6)	0	0	0	0	0	0	1,462,500		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	827,895	1,147,010	0	0
Total	$0	$0	$0	$0	$2,258,395	$4,273,112	$3,534,602	$2,278,102	*

(1)	“Normal retirement” under Applied’s plans is defined as separation from service after attainment of age 65. Mr. Ramras is 52 years of age and is therefore ineligible for normal retirement.
(2)	Mr. Ramras is ineligible for “early retirement” under Applied’s plans because he is 52 years of age; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.
(3)	Payout for performance grants upon change in control is prorated based on quarters elapsed in performance period and target payout. Payout upon retirement, death, or termination due to disability is prorated based on quarters elapsed in performance period and actual performance achieved by Applied during performance period – the chart assumes actual performance will correspond to target payout.
(4)	Calculation of post-termination SERP benefits assumes that the named executive officer received his benefits in a lump sum payment upon the earliest date the officer would be eligible. For purposes of calculating the lump sum, the 30-Year Treasury Rate in effect for January 2007, 4.85%, was used. In determining the value of the disability benefits, the RP-2000 Disability Mortality Table was used. An interest rate of 6.00% was used for the temporary annuity payments under the disability benefit provisions.
(5)	Includes the following: health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.
(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental LTD insurance (with premiums paid by the executive) provides a monthly disability benefit equal to 60% of the executive’s monthly total compensation (monthly base salary plus the average of the executive’s three most recent years’ annual incentive compensation divided by 12), minus the basic qualified plan benefit of 60% of base salary, with a maximum benefit of $3,000 per month. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a disability benefit so that the total monthly disability benefit reaches 60% of the average of the executive’s highest three out of the last 10 calendar years of total compensation (base salary plus annual incentive), without a maximum benefit level.

Fred D. Bauer (Vice President - General Counsel & Secretary)

					Termination
					without
			Early		Cause or
			Retirement	Termination	for Good
			(Age 55	for Cause	Reason
	Termination		with 10	Following	Following	Change in		Termination
Benefits and	(No Change	Normal	Years of	Change	Change	Control (No		due to
Payments	in Control)	Retirement(1)	Service)(2)	in Control	in Control	Termination)	Death	Disability

Base Salary	$0	$0	$0	$0	$975,000	$0	$0	$0
Management Incentive Plan	0	0	0	0	325,000	0	0	0
Performance Grants(3)	0	0	0	0	0	126,500	126,500	126,500
Restricted Stock	0	0	0	0	0	49,796	49,796	49,796
Stock Options and SARs	0	0	0	0	0	640,167	640,167	640,167
SERP(4)	0	0	0	0	0	934,000	645,000	1,419,000	*
Health Care and Welfare Benefits(5)	0	0	0	0	110,200	0	0	0
Life/Disability Insurance Proceeds(6)	0	0	0	0	0	0	1,465,000		*
Outplacement Services	0	0	0	0	20,000	0	0	0
Excise Tax Gross-Up	0	0	0	0	0	0	0	0
Total	$0	$0	$0	$0	$1,430,200	$1,750,463	$2,926,463	$2,235,463	*

(1)	“Normal retirement” under Applied’s plans is defined as separation from service after attainment of age 65. Mr. Bauer is 41 years of age and is therefore ineligible for normal retirement.
(2)	Mr. Bauer is ineligible for “early retirement” under Applied’s plans because he is 41 years of age; early retirement is defined as separation from service after attainment of age 55 with at least 10 years of service.
(3)	Payout for performance grants upon change in control is prorated based on quarters elapsed in performance period and target payout. Payout upon retirement, death, or termination due to disability is prorated based on quarters elapsed in performance period and actual performance achieved by Applied during performance period – the chart assumes actual performance will correspond to target payout.
(4)	Calculation of post-termination SERP benefits assumes that the named executive officer received his benefits in a lump sum payment upon the earliest date the officer would be eligible. For purposes of calculating the lump sum, the 30-Year Treasury Rate in effect for January 2007, 4.85%, was used. In determining the value of the disability benefits, the RP-2000 Disability Mortality Table was used. An interest rate of 6.00% was used for the temporary annuity payments under the disability benefit provisions.
(5)	Includes the following: health care benefits, accidental death and dismemberment insurance, car allowance, gas and maintenance, annual physical examination, and annual financial planning and tax service reimbursement and related gross-up payments.
(6)	Proceeds are payable from third-party insurance policies and the SERP.

*	Applied’s supplemental LTD insurance (with premiums paid by the executive) provides a monthly disability benefit equal to 60% of the executive’s monthly total compensation (monthly base salary plus the average of the executive’s three most recent years’ annual incentive compensation divided by 12), minus the basic qualified plan benefit of 60% of base salary, with a maximum benefit of $3,000 per month. The aggregate maximum monthly LTD benefit, under the basic and supplemental programs, is $21,000. In addition, the SERP provides a disability benefit so that the total monthly disability benefit reaches 60% of the average of the executive’s highest three out of the last 10 calendar years of total compensation (base salary plus annual incentive), without a maximum benefit level.

Director Compensation

Director Pay Components

Only non-employee directors receive compensation for service as directors. Mr. Pugh, our Chief Executive Officer, does not receive additional compensation for service as a director.

Our non-employee directors’ compensation is reviewed from time to time by the Corporate Governance Committee. The committee seeks to provide a competitive program for purposes of director retention and recruitment. If the committee believes that a change is warranted to keep the level of compensation competitive relative to the size and nature of our business, then the committee presents its recommendation to the Board. In considering changes, the committee bases its decisions on a number of factors and considerations, including the committee’s own reasoned judgments and published survey data for similar companies. A majority of the directors must approve any change.

Following adjustments made in January 2007, non-employee directors receive a quarterly retainer of $8,125, a fee of $1,500 for the first Board or committee meeting attended per day, and $500 for each additional meeting attended on the same day, up to a maximum of $2,500 per day. Directors may be similarly compensated if they attend other meetings or telephone conferences at the Chairman’s request. In addition, Applied pays directors $500 for any action taken by unanimous written consent or via telephone conference of less than 30 minutes. Committee chairs receive an additional quarterly retainer of $1,250, except that the Audit Committee chair instead receives an additional quarterly retainer of $1,875.

The Executive Organization & Compensation Committee has annually considered grants of stock-based awards to the directors under the 1997 Long-Term Performance Plan, based on the Corporate Governance Committee’s recommendations. In fiscal 2007, each non-employee director was awarded 1,885 stock options and 839 restricted shares of Applied common stock. The stock options have an exercise price equal to the market price for Applied stock on the grant date. The options become exercisable immediately and expire on the tenth anniversary of the grant date. The restricted shares vest one year after the grant date, subject to conditions as to forfeiture and acceleration of vesting. Subsequent to the fiscal 2007 grants, the Board amended the 1997 Long-Term Performance Plan to assign to the Corporate Governance Committee the authority to grant director awards.

In addition to the compensation described above, Applied reimburses directors for travel expenses for attending meetings, as well as for expenses incurred in attending director education seminars and conferences. The directors also participate in our travel accident insurance plan and may elect to participate in our contributory health care plan.

Deferred Compensation Plan for Non-Employee Directors

Pursuant to the Deferred Compensation Plan for Non-Employee Directors, and subject to the provisions of section 409A of the Code, a director may elect to defer payment of future compensation for services as a director. Deferred fees are deemed invested, at a director’s option, in a money market fund and/or Applied common stock. At the end of the quarter in which the director’s compensation would otherwise become due and payable, Applied transfers the amount deferred, in either cash or treasury shares (depending on which option the director chooses), to a grantor trust.

If a director elects to have his or her compensation invested in Applied stock, then Applied contributes an additional amount equal to 25% of the amount so invested. The plan’s matching provision will expire in October 2013. Applied has contributed a total of 12,494 matching shares to directors’ accounts in the most recent three fiscal years.

In general, distribution of a director’s account commences in the manner (lump sum or annual installments not to exceed ten years) and time designated by the director in his or her election form. Acceleration of distribution is prohibited and any change of distribution must comply with section 409A.

Nine directors currently defer all of their retainer and meeting fees and elect to have those fees invested in Applied stock pursuant to the plan’s provisions.

Director Compensation — Fiscal 2007

	Fees Earned
	or Paid in	Stock	Option	All Other
	Cash	Awards	Awards	Compensation	Total
Name	($)	($)(1)	($)(2)	($)(3)	($)
W. Bares	53,750	9,972	19,331	13,438	96,491
T. Commes	50,500	9,972	19,331	12,625	92,428
P. Dorsman	39,250	9,972	19,331	9,813	78,366
L. Hiltz	42,250	9,972	19,331	31,657	103,210
E. Kelly-Green	42,250	9,972	19,331	10,563	82,116
J. Meier	44,750	9,972	19,331	11,188	85,241
J. Moore	45,250	9,972	19,331	25,410	99,963
J. Thornton	46,250	9,972	19,331	11,563	87,116
P. Wallace	42,250	9,972	19,331	10,563	82,116
S. Yates	46,250	9,972	19,331	11,563	87,116

(1)	At June 30, 2007, each director holds 839 restricted shares of Applied stock, all of which were awarded in 2007 and will vest in 2008. The grant date fair value for the 839 shares was $19,943. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with SFAS 123(R).
(2)	At June 30, 2007, the directors held the corresponding numbers of stock options: Mr. Bares — 45,385; Mr. Commes — 45,385; Mr. Dorsman — 31,885; Mr. Hiltz — 45,385; Ms. Kelly-Green — 31,885; Mr. Meier — 7,885; Mr. Moore — 13,885; Dr. Thornton — 45,385; Mr. Wallace — 7,885; and Mr. Yates — 36,385. Each director was awarded 1,885 stock options in 2007; the grant date fair value for the 1,885 stock options, which vest immediately, was $19,331. The fair values of these awards and the amounts expensed in 2007 were determined in accordance with SFAS 123(R).
(3)	Except for Messrs. Hiltz and Moore, the amounts reflect the value of company matching contributions, made in shares of Applied stock, to director accounts in the Deferred Compensation Plan for Non-Employee Directors. The amount for Mr. Hiltz reflects the value of company matching contributions, as well as health care benefits and a holiday gift. The amount for Mr. Moore reflects the value of health care benefits, a holiday gift, and a token gift awarded at a business meeting. Aggregate perquisites and other personal benefits provided to each of the other outside directors did not exceed $10,000 in value and are not required to be reported.

COMPENSATION COMMITTEE REPORT

The Executive Organization & Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on the review and discussions, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the annual report on Form 10-K for the fiscal year ended June 30, 2007 filed with the SEC.

EXECUTIVE ORGANIZATION &
COMPENSATION COMMITTEE

William G. Bares, Chairman
John F. Meier
Stephen E. Yates

AUDIT COMMITTEE REPORT

The Audit Committee is composed solely of independent directors, as determined by the Board according to applicable laws and rules of the SEC and the NYSE, and operates under a written charter. The charter is posted at the investor relations area of Applied’s website at www.applied.com.

In performing its responsibilities relating to the audit of Applied’s consolidated financial statements for fiscal 2007, the committee reviewed and discussed the audited financial statements with management and Applied’s independent auditors, Deloitte & Touche. The committee also discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The independent auditors also provided to the committee the letter and written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as adopted by the PCAOB in Rule 3600T. The committee discussed with Deloitte & Touche their independence and also considered whether their provision of non-audit services to Applied is compatible with maintaining their independence.

Based on the reviews and discussions described above, the committee recommended to the Board of Directors that the audited financial statements be included in Applied’s fiscal 2007 annual report on Form 10-K for filing with the SEC.

AUDIT COMMITTEE

Thomas A. Commes, Chairman
Edith Kelly-Green
J. Michael Moore

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Applied’s executive officers and directors, and persons who beneficially own more than 10% of Applied common stock, must file initial reports of ownership and reports of changes in ownership with the SEC. Copies of the reports must be furnished to Applied.

Based solely on a review of copies of forms furnished to us and written representations from Applied’s executive officers and directors, we believe that during fiscal 2007 all filing requirements were complied with on a timely basis.

SHAREHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals by shareholders for inclusion in our 2008 annual meeting proxy statement must be received by Applied’s Secretary at One Applied Plaza, Cleveland, Ohio 44115, no later than May 10, 2008. Under Ohio law, only proposals included in the notice of meeting may be raised at a meeting of shareholders. If you wish to nominate a candidate for director or bring other business from the floor of the 2008 annual meeting, you must notify the Secretary in writing by August 22, 2008.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the meeting. If any other matters requiring a shareholder vote arise, including the question of adjourning the meeting, the persons named on the accompanying proxy card will vote your shares according to their judgment in the interests of Applied.

By order of the Board of Directors.

Fred D. Bauer
Vice President-General Counsel
& Secretary

Dated: September 7, 2007

APPENDIX — 2007 Long-Term Performance Plan

APPENDIX

APPLIED INDUSTRIAL TECHNOLOGIES, INC.
2007 LONG-TERM PERFORMANCE PLAN

1.	Objectives

The Applied Industrial Technologies, Inc. 2007 Long-Term Performance Plan (the “Plan”) is designed to foster and promote the long-term growth and performance of the Company by: (a) strengthening the Company’s ability to develop and retain an outstanding management team, (b) motivating superior performance by means of long-term performance-related incentives and (c) enabling key management employees and outside directors to participate in the long-term growth and financial success of the Company. These objectives will be promoted by awarding to such persons performance-based stock awards, restricted stock, stock options, stock appreciation rights and/or other performance or stock-based awards.

2.	Definitions

(a)     “Award” — The grant of stock or any form of stock option, stock appreciation right, performance share, restricted stock, other stock-based award or cash whether granted singly, in combination or in tandem, to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b)     “Award Agreement” — An agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.

(c)     “Board” — The Board of Directors of the Company.

(d)     “Code” — The Internal Revenue Code of 1986, as amended from time to time.

(e)     “Committee” — The Executive Organization and Compensation Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to participants who are employees of the Company. The Corporate Governance Committee of the Company’s Board, or such other committee of the Board that is designated by the Board, shall administer the Plan with respect to all awards to participants who are outside directors of the Company. The Committee shall be constituted so as to satisfy any applicable legal requirements including the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or any similar rule which may subsequently be in effect (“Rule 16b-3”). The members shall be appointed by, and serve at the pleasure of, the Board and any vacancy on the Committee shall be filled by the Board.

(f)     “Common Shares” or “shares” — Authorized and issued or unissued shares of common stock without par value of the Company.

(g)     “Company” — Applied Industrial Technologies, Inc., an Ohio corporation, and its direct and indirect subsidiaries.

(h)     “Fair Market Value” — The closing price of Common Shares as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Shares were made on said exchange on that date, the closing price of Common Shares as reported on said composite tape for the preceding day on which sales of Common Shares were made on said exchange.

(i)     “Participant” — Any employee of the Company, or other person whose selection the Committee determines to be in the best interests of the Company, to whom an Award has been made under the Plan.

(j)     “Section 162(m) Employee” — Any employee with respect to whom compensation paid is subject to the restrictions imposed by Section 162(m) of the Code, or any similar or successor restrictions.

3.	Eligibility

Persons eligible to be selected as Participants shall include employees of the Company who hold responsible managerial or professional positions and outside directors whose performance, in the judgment of the Committee, can contribute to the continued growth and success of the Company. The selection of Participants shall be within the sole discretion of the Committee. Grants may be made to the same Participant on more than one occasion.

4.	Common Shares Available for Awards

The aggregate number of Common Shares which may be awarded under the Plan shall be two million (2,000,000) Common Shares; provided, that no more than four hundred fifty thousand (450,000) Common Shares shall be cumulatively available for the grant of incentive stock options under the Plan and that no more than six hundred seventy-five thousand (675,000) Common Shares will be available for the grant of stock options, stock appreciation rights, and stock Awards to any individual Participant in any one calendar year. In addition, any Common Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired corporation or entity shall not reduce the Common Shares available for grants under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

From time to time, the Board and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make Common Shares available for issuance. Any Common Shares subject to an option which for any reason is canceled (excluding shares subject to an option canceled upon the exercise of a related stock appreciation right (“SAR”) to the extent shares are issued upon exercise of such SAR) or terminated without having been exercised, or any shares of Restricted Stock or performance shares which are forfeited, shall again be available for Awards under the Plan. No fractional shares shall be issued, and the Committee shall determine the manner in which fractional share value shall be treated.

5.	Administration

The Plan shall be administered by the Committee which shall have full and exclusive power and authority to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. In particular, the Committee shall have the authority to: (i) select eligible Participants as recipients of Awards; (ii) determine the number and type of Awards to be granted; (iii) determine the terms and conditions, not inconsistent with the terms hereof, of any Award granted; (iv) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; (v) interpret the terms and provisions of the Plan and any Award granted; (vi) prescribe the form of any agreement or instrument executed in connection with any Award; and (vii) otherwise supervise the administration of the Plan. In addition, the Board shall have authority, without amending the Plan, to grant Awards hereunder to Participants who are foreign nationals or employed outside the United States or both, on terms and conditions different from those specified herein as may, in the sole judgment and discretion of the Board, be necessary or desirable to further the purpose of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.

6.	Delegation of Authority

The Committee may, to the extent that any such action will not prevent the Plan from complying with Rule 16b-3, delegate any of its authority hereunder to such persons as it deems appropriate.

7.	Awards

The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award. Awards may include but are not limited to those listed in this Section. Awards may be granted singly, in combination or in tandem or in exchange for a previously granted Award; provided that the exercise price for stock options shall not be less than the Fair Market Value on the date of grant of the new Award. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under any other employee plan of the Company, including the plan of any acquired entity.

(a)     Stock Option — A grant of a right to purchase a specified number of Common Shares during a specified period and at a specified price not less than the Fair Market Value on the date of grant, as determined by the Committee. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code which, among other limitations, currently provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Shares exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 (or such other limit as may be required by the Code); that the exercise price shall be not less than 100% of Fair Market Value on the date of the grant; that such options shall be exercisable for a period of not more than ten years and may be granted no later than ten years after the effective date of this Plan.

(b)     Stock Appreciation Right or SAR — A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value or other specified valuation of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value or other specified valuation on the date of grant of the SAR as set forth in the applicable Award Agreement, except that where the SAR is granted in tandem with a stock option, the grant and exercise valuations must be no less than Fair Market Value.

(c)     Stock Award — An Award made in Common Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Common Shares. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the Award Agreement.

(d)     Cash Award — An Award denominated in cash with the eventual payment amount subject to future service and such other restrictions and conditions as may be established by the Committee, and as set forth in the Award Agreement. The maximum amount of any cash Award payable to any Participant in any one calendar year shall be three million dollars ($3,000,000).

(e)     (i)  With respect to grants of Awards to any Section 162(m) Employee, the stock Awards and cash Awards made pursuant to paragraphs (c) and (d) shall be based on the satisfaction of performance goals established by the Committee at the time an Award is granted, which goals shall include one or more of the following: sales, costs and expenses, cash flow, pre-tax income, net income, operating profit and margin, earnings per share, retained earnings, return on equity, return on assets, return on investment, asset turnover, liquidity, capitalization, value created, stock price, total shareholder return, price measures, market share, sales to targeted customers, customer satisfaction, employee satisfaction, safety measures, quality measures, productivity, process improvement, educational and technical skills of employees, changes in one or more of the preceding, development of criteria for and programs related to hiring and promotion, creation and acquisition of new business units, development and implementation of business plans and programs relating to product lines or business units, integration of acquired businesses, development and implementation of employee training and development programs, implementation of tax and accounting elections, and development and implementation of communications and investor relations programs; provided however, that all performance goals shall be objective performance goals satisfying the requirements for “performance-based compensation” within the meaning of Section 162(m)(4) of the Code. Such performance goals may also be based on the attainment of levels of performance of the Company and/or any of its affiliates under one or more of the measures described above relative to the performance of other businesses.

(ii) With respect to grants of Awards to any Participant who is not a Section 162(m) Employee, the Awards may be based on any of the goals described in paragraph (i) and on such other conditions as may be established by the Committee.

8.	Payment of Awards

Payment of Awards may be made in the form of cash, Common Shares or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Shares, restrictions on transfer and forfeiture provisions. When transfer of shares is so restricted or subject to forfeiture provisions, such shares are referred to as “Restricted Stock.” Further, with Committee approval, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee to assure that such deferrals comply with applicable requirements of the Code including, at the choice of Participants, the capability to make further deferrals for payment after retirement. Any deferred payment, whether elected by the Participant or specified by the Award Agreement or by the Committee, may require the payment to be forfeited in accordance with the provisions of Section 13 of the Plan. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in shares or units of shares, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payments denominated in shares or units of shares. At the discretion of the Committee, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type; provided that Awards may not be made to substitute for previously granted stock options having higher exercise prices.

9.	Stock Option Exercise

The price at which shares may be purchased under a stock option shall be paid in full at the time of the exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or by any other means which the Committee determines to be consistent with the Plan’s objectives and applicable law and regulations. The Committee shall determine acceptable methods for tendering Common Shares or other Awards and may impose such conditions on the use of Common Shares or other Awards to exercise a stock option as it deems appropriate. In the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

10.	Tax Withholding

The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any shares or cash hereunder, an amount sufficient to satisfy federal, state and local tax withholding requirements associated with any Award. In addition, the Company may, in its sole discretion, permit a Participant to satisfy any tax withholding requirements, in whole or in part, by (i) delivering to the Company Common Shares held by such Participant having a Fair Market Value equal to the amount of the tax or (ii) directing the Company to retain Common Shares otherwise issuable to the Participant under the Plan. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11.	Amendment, Modification, Suspension or Discontinuance of this Plan

The Board or the Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law. Subject to changes in law or other legal requirements which would permit otherwise, the Plan may not be amended without consent of the holders of the majority of the Common Shares then outstanding, to (i) increase the aggregate number of Common Shares that may be issued under the Plan (except for adjustments pursuant to the Plan), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) withdraw administration of the Plan from the Committee.

The Board or the Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent and no such amendment shall have the effect, with respect to any Section 162(m) Employee, of increasing the amount of any Award from the amount that would otherwise be payable pursuant to the formula and/or goals previously established for such Participant. The Board or the Committee may also make Awards hereunder in replacement of, or as alternatives to, Awards previously granted to Participants, except for previously granted options having higher exercise prices, but including without limitation grants or rights under any other plan of the Company or of any acquired entity.

12.	Termination of Employment

If the employment of a Participant terminates for any reason, all unexercised, deferred and unpaid Awards shall be exercisable or paid in accordance with the applicable Award Agreement, which may provide that the Committee may authorize, as it deems appropriate, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

13.	Cancellation and Rescission of Awards

Unless the Award Agreement specifies otherwise, the Committee may cancel any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all other applicable provisions of the Award Agreement, the Plan and with the following conditions:

(a)     A Participant shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Chief Executive Officer of the Company or other senior officer designated by the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company. For Participants whose employment has terminated, the judgment of the Chief Executive Officer shall be based on the Participant’s position and responsibilities while employed by the Company, the Participant’s post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company and the other organization or business, the effect on the Company’s customers, suppliers and competitors of the Participant’s assuming the post-employment position, and such other considerations as are deemed relevant given the applicable facts and circumstances. A Participant who has retired shall be free, however, to purchase as an investment or otherwise, stock or other securities of such organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

(b)     A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company.

(c)     Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. Failure to comply with the provisions of paragraph (a), (b) or (c) of this Section 13 prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award (except in the event of an intervening Change in Control as defined below) shall cause such exercise, payment or delivery to be rescinded. The Company shall notify the Participant in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made either in cash or by returning to the Company the number of Common Shares that the Participant received in connection with the rescinded exercise, payment or delivery.

14.	Nonassignability

Except as may be otherwise provided in the relevant Award Agreement, no Award or any benefit under the Plan shall be assignable or transferable, or payable to or exercisable by, anyone other than the Participant to whom it was granted.

15. Adjustments; Waiver of Restrictions

(a)     In the event of any change in capitalization of the Company by reason of a stock split, stock dividend, combination, reclassification of shares, recapitalization, merger, consolidation, exchange of shares, spin-off, spin-out or other distribution of assets to shareholders, or similar event, the Committee may adjust proportionally (i) the Common Shares (1) reserved under the Plan, (2) available for ISOs and (3) covered by outstanding Awards denominated in stock or units of stock; (ii) the stock prices related to outstanding Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Shares or any distribution (other than normal cash dividends) to holders of capital stock, such adjustments as may be deemed equitable by the Committee, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424 of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options.

(b)     The Board may, in its sole discretion, based on such factors as the Board may deem appropriate, waive in whole or in part, any remaining restrictions or vesting requirements in connection with any Award hereunder.

16.	Change in Control

(a)     In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all stock options or SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all cash Awards shall be deemed to have been fully earned as of the date of the Change in Control.

(b)     A “Change in Control” of the Company shall have occurred when any of the following events occur:

(i)     The Company is merged, consolidated or reorganized into or with another corporation or other legal person, and immediately after such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock (as that term is hereafter defined) of the Company immediately prior to such transaction;

(ii)     The Company sells all or substantially all of its assets to any other corporation or other legal person, less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale are held in the aggregate by the holders of Voting Stock of the Company immediately prior to such sale;

(iii)     There is a report filed or required to be filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the Company (“Voting Stock”);

(iv)     The Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

(v)     If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that for purposes of this clause (v), each director who is first elected, or first nominated for election by the Company’s stockholders by a vote of at least two-thirds of the directors of the Company (or a committee thereof) then still in office who were directors of the Company at the beginning of any such period will be deemed to have been a director of the Company at the beginning of such period.

Notwithstanding the foregoing provisions of Section 16(b)(iii) or (iv) hereof, unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of the Plan solely because (i) the Company, (ii) an entity in which the Company directly or indirectly beneficially owns 50% or more of the voting securities or interest, or (iii) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company, either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership.

17.	Notice

Any written notice to the Company required by any of the provisions of the Plan shall be addressed to the Chief Financial Officer or to the Chief Executive Officer of the Company, and shall become effective when it is received by the office of the Chief Financial Officer or the Chief Executive Officer.

18.	Unfunded Plan

Insofar as it provides for Awards of cash and Common Shares, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Shares or rights thereto to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

19.	Governing Law

The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the law of the State of Ohio and construed accordingly.

20.	Rights of Employees

Nothing in the Plan shall interfere with or limit in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continued employment with the Company or any subsidiary.

21.	Status of Awards

Except to the extent specifically provided for in any other employee benefit plan of the Company, awards hereunder shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company and shall not affect any benefits under any other benefit plan now or hereafter in effect under which the availability or amount of benefits is related to the level of compensation.

22.	Effective and Termination Dates

The Plan shall become effective on the date it is first approved by shareholders by a majority of the votes cast by the holders of Common Shares at a meeting called for such purpose. The Plan shall continue in effect until (i) October 22, 2012, (ii) such earlier date established by the Board pursuant to Section 11, or (iii) such later date as may be approved in the future by the Board and the Company’s shareholders. Notwithstanding the foregoing, any Awards granted under the Plan prior to its termination shall remain outstanding in accordance with the terms of such Awards.

<STOCK#> NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 NNNNNNN 0 1 4 6 5 1 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 00RN5C 3 2 A V + Annual Meeting Proxy Card — Retirement Savings Plan . C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items
A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. For Against Abstain 2. Ratification of appointment of independent auditors. Change of Address — Please print new address below. 1. Election of Directors: For Withhold For Withhold For Withhold 01 — William G. Bares 02 — Edith Kelly-Green 03 — Stephen E. Yates For Against Abstain 3. Approval of the 2007 Long-Term Performance Plan. 2007

___IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _ Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by Thursday, October 18, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com · Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. · Follow the instructions provided by the recorded message. To: Wachovia Retirement Services, Trustee (the “Trustee”) for the Applied Industrial Technologies, Inc. Retirement Savings Plan (the “Plan”) I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account and any shares not otherwise directed under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 23, 2007. (The Board of Directors recommends a vote FOR Items 1, 2, and 3) 1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Edith Kelly-Green, and Stephen E. Yates. 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year. 3. Approval of the 2007 Long-Term Performance Plan. 4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE. SEE REVERSE SIDE . Confidential Voting Instructions — Applied Industrial Technologies, Inc. ___IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. _

000004000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by Thursday, October 18, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card — Supplemental Defined Contribution Plan123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. 1. Election of Directors:For WithholdFor WithholdFor Withhold+ 01 — William G. Bares02 — Edith Kelly-Green03 — Stephen E. Yates For Against AbstainFor Against Abstain 2. Ratification of appointment of independent auditors.3. Approval of the 2007 Long-Term Performance Plan. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 2007 C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 3 2 A V0 1 4 6 5 1 3MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Confidential Voting Instructions — Applied Industrial Technologies, Inc. To: Wachovia Retirement Services, Trustee (the “Trustee”) for the Applied Industrial Technologies, Inc. Supplemental Defined Contribution Plan (the “Plan”) I, the undersigned, as a Participant in the Plan, instruct the Trustee to vote (in person or by proxy) all shares of Common Stock of Applied Industrial Technologies, Inc. allocated to my account under the Plan on the record date for the Annual Meeting of Shareholders to be held on October 23, 2007. (The Board of Directors recommends a vote FOR Items 1, 2, and 3) 1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Edith Kelly-Green, and Stephen E. Yates. 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year. 3. Approval of the 2007 Long-Term Performance Plan. 4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE. SEE REVERSE SIDE

. 000004000000000.000000 ext000000000.000000 ext 000000000.000000 ext000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY)000000000.000000 ext000000000.000000 ext ADD 1Electronic Voting Instructions ADD 2 ADD 3You can vote by Internet or telephone! ADD 4Available 24 hours a day, 7 days a week! ADD 5Instead of mailing your proxy, you may choose one of the two voting ADD 6methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by Monday, October 22, 2007. Vote by Internet • Log on to the Internet and go to www.investorvote.com • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. Using a black ink pen, mark your votes with an X as shown inX• Follow the instructions provided by the recorded message. this example. Please do not write outside the designated areas. Annual Meeting Proxy Card123456 C0123456789 12345 3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 A Proposals — The Board of Directors recommends a vote FOR the listed nominees and FOR Proposals 2 and 3. 1. Election of Directors:For WithholdFor WithholdFor Withhold+ 01 — William G. Bares02 — Edith Kelly-Green03 — Stephen E. Yates For Against AbstainFor Against Abstain 2. Ratification of appointment of independent auditors.3. Approval of the 2007 Long-Term Performance Plan. B Non-Voting Items Change of Address — Please print new address below. C Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below NOTE: Please sign exactly as name appears on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title. Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. 2007 C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 3 2 A V0 1 4 6 5 1 1MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

3IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3 Proxy — Applied Industrial Technologies, Inc. Proxy Solicited on Behalf of the Board of Directors The undersigned appoints David L. Pugh, Bill L. Purser, and Mark O. Eisele, and each of them, as Proxies, with full power of substitution, to attend the Annual Meeting of Shareholders of Applied Industrial Technologies, Inc., on October 23, 2007, and any adjournments, and to represent and vote the shares which the undersigned is entitled to vote on the following matters as directed on the reverse side: (The Board of Directors recommends a vote FOR Items 1, 2, and 3) 1. Election of Directors (for a term of 3 years). The nominees are William G. Bares, Edith Kelly-Green, and Stephen E. Yates. 2. Ratification of the appointment of Deloitte & Touche LLP as independent auditors for the current fiscal year. 3. Approval of the 2007 Long-Term Performance Plan. 4. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting. When properly executed, these instructions will be voted in the manner directed on the reverse side of this card; if you do not provide direction, this proxy will be voted FOR Items 1, 2, and 3. If you vote by telephone or the Internet, please DO NOT mail back this proxy card. YOUR VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE REVERSE. SEE REVERSE SIDE